Exhibit 10.1

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of
[                ], 2014

among

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC,
as Borrower,

LANDMARK INFRASTRUCTURE PARTNERS LP,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

SUNTRUST BANK
as Administrative Agent

SUNTRUST ROBINSON HUMPHREY, INC.
as Sole Lead Arranger and Joint Bookrunner

TEXAS CAPITAL BANK, N.A.
as Syndication Agent and Joint Bookrunner

i

Schedules

Schedule I	-	Applicable Margin and Applicable Percentage
Schedule II	-	Commitment Amounts
Schedule 4.5	-	Environmental Matters
Schedule 4.14	-	Subsidiaries
Schedule 4.14(A)	-	Fund A Subsidiaries
Schedule 4.14(D)	-	Fund D Subsidiaries
Schedule 4.16	-	Deposit and Disbursement Accounts
Schedule 4.18	-	Material Agreements
Schedule 5.15	-	Unrestricted Subsidiaries
Schedule 7.1	-	Existing Indebtedness
Schedule 7.2	-	Existing Liens
Schedule 7.4	-	Existing Investments
Schedule 7.7	-	Affiliate Transactions

Exhibits

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Guaranty and Security Agreement
Exhibit C	-	Form of Amendment Agreement
Exhibit D		Form of Omnibus Mortgage Amendment
Exhibit 2.3	-	Form of Notice of Revolving Borrowing
Exhibit 2.4	-	Form of Notice of Swingline Borrowing
Exhibit 2.7	-	Form of Notice of Conversion/Continuation
Exhibit 2.20	-	Tax Certificates
Exhibit 3.1(b)(v)	-	Form of Officer’s Certificate
Exhibit 5.1(c)	-	Form of Compliance Certificate

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made and entered into as of [                    ], 2014, by and among LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, a Delaware limited liability company (the “Borrower”), LANDMARK INFRASTRUCTURE PARTNERS LP, a Delaware limited partnership (the “MLP”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”), and as swingline lender (the “Swingline Lender”).

W I T N E S S E T H:

WHEREAS, Landmark Dividend Growth Fund - A LLC, a Delaware limited liability company (“Fund A”), as administrative borrower, the Direct Subsidiaries (as defined in the Fund A Credit Agreement) in existence on the date thereof and each other Person executing a Joinder (as defined in the Fund A Credit Agreement) thereto as a borrower, as borrowers, the lenders from time to time party thereto (the “Fund A Exiting Lenders”), and Texas Capital Bank, N.A., as administrative agent (the “Fund A Administrative Agent”), entered into that certain credit agreement dated as of April 16, 2012 (as amended prior to the date hereof, the “Fund A Credit Agreement”), pursuant to which the Fund A Exiting Lenders made certain loans and other extensions of credit to the borrowers thereunder;

WHEREAS, Landmark Dividend Growth Fund - D LLC, a Delaware limited liability company (“Fund D”), as administrative borrower, the Direct Subsidiaries (as defined in the Fund D Credit Agreement) in existence on the date thereof and each other Person executing a Joinder (as defined in the Fund D Credit Agreement) thereto as a borrower, as borrowers, the lenders from time to time party thereto (the “Fund D Exiting Lenders” and together with the Fund A Exiting Lenders, the “Exiting Lenders”), and Bank of America, N.A., as administrative agent (the “Fund D Administrative Agent”), entered into that certain credit agreement dated as of June 21, 2012 (as amended prior to the date hereof, the “Fund D Credit Agreement” and together with the Fund A Credit Agreement, the “Existing Credit Agreements”), pursuant to which the Fund D Exiting Lenders made certain loans and other extensions of credit to the borrowers thereunder;

WHEREAS, each of the Fund A Exiting Lenders has informed the Borrower and the Administrative Agent that it wishes to sell and assign all of its outstanding loans under the Fund A Credit Agreement owing to it and all of its other rights and obligations under the Fund A Credit Agreement and the other “Loan Documents” (as defined in the Fund A Credit Agreement) to the Lenders (the “Fund A Assignment”);

WHEREAS, each of the Fund D Exiting Lenders has informed the Borrower and the Administrative Agent that it wishes to sell and assign all of its outstanding loans under the Fund D Credit Agreement owing to it and all of its rights and obligations under the Fund D Credit Agreement and the other “Loan Documents” (as defined in the Fund D Credit Agreement) to the Lenders (the “Fund D Assignment” and, together with the Fund A Assignment, the “Assignments”);

WHEREAS, each of the Lenders has informed the Borrower and the Administrative Agent that it intends to purchase a portion of the Exiting Lenders’ outstanding “Loans” under and as defined in each of the Existing Credit Agreements and all other rights and obligations under the Existing Credit Agreements and the other “Loan Documents” (as defined in each of the Existing Credit Agreements);

WHEREAS, the Borrower has requested that, after giving effect to the Assignments, the Borrower, the Lenders and the Administrative Agent shall amend and restate the Existing Credit Agreements and provide certain loans and other extensions of credit to the Borrower pursuant to this Agreement;

WHEREAS, the parties hereto intend that (a) the loans under the Existing Credit Agreements outstanding as of the Closing Date shall continue to exist and shall be Loans under and as defined in this Agreement on the terms set forth herein and (b) except as specifically provided in this Agreement and in the other Loan Documents, the “Collateral” (as such term is defined in each of the Existing Credit Agreements) in existence on the Closing Date and the “Loan Documents” (as defined in each of the Existing Credit Agreements) shall continue to secure, guarantee, support and otherwise benefit the Obligations of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents.

NOW, THEREFORE, the parties hereto hereby agree that each of the Existing Credit Agreements are hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1.                                Definitions.  In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” shall mean (a) any Investment by the Borrower or any of its Subsidiaries in any other Person, whether through purchase, merger or other business combination or transaction, (b) any acquisition by the Borrower or any of its Subsidiaries of the assets of any Person (other than a Subsidiary of the Borrower) that constitute all or substantially all of the assets of such Person or a division or business unit of such Person, whether in one transaction or a series of related transactions, and whether through purchase, merger or other business combination or transaction (and substantially all of such assets, division or business unit are located in the United States) or (c) the purchase of any Other Asset, Easement or Fee Owned Property.  With respect to a determination of the amount of an Acquisition, such amount shall include all consideration (including any deferred payments) set forth in the applicable agreements governing such Acquisition as well as the assumption of any Indebtedness in connection therewith.

“Additional Lender” and “Additional Lenders” shall have the meanings set forth in Section 2.22.

“Adjusted Consolidated EBITDA” shall mean, for any period, Consolidated EBITDA calculated on a Pro Forma Basis.

“Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Loan, (a) the rate per annum equal to the London interbank offered rate for deposits in Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may reasonably be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period, divided by (b) a percentage equal to 100% minus the then-stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if the rate referred to in clause (a) above shall be less than zero, the Adjusted LIBO Rate shall be deemed zero for purposes of this Agreement; provided further that if the rate referred to in clause (a) above is not available at any such time for any reason, then the rate referred to in clause (a) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period.

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof, and shall include any successor administrative agent.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.  For the purposes of this definition, “Control” shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise.  The terms “Controlled by” and “under common Control with” have the meanings correlative thereto.

“Affiliate Funds” shall mean the Predecessor Funds and the Permitted Funds.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph hereto.

“Aggregate Revolving Commitment Amount” shall mean the aggregate amount of the Aggregate Revolving Commitments from time to time.  On the Closing Date, the Aggregate Revolving Commitment Amount is $190,000,000.

“Aggregate Revolving Commitments” shall mean, collectively, at any time all Revolving Commitments of all Lenders outstanding at such time.

“Amendment Agreement” shall mean an Amendment Agreement executed by the Borrower and the Administrative Agent in substantially the form attached hereto as Exhibit C.

“Annualized Adjusted Consolidated EBITDA” shall mean, with respect to any Fiscal Quarter, Adjusted Consolidated EBITDA for such Fiscal Quarter multiplied by four (4).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Affiliates from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” shall mean Executive Order 13224, signed by President George W. Bush on September 23, 2001.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean, as of any date, with respect to interest on all Revolving Loans outstanding on such date or the letter of credit fee, as the case may be, the percentage per annum in effect on such date as set forth on Schedule I.  The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.12(c) or Article VIII.

“Applicable Percentage” shall mean, as of any date, with respect to the commitment fee as of such date, the percentage per annum in effect on such date as set forth on Schedule I.  The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.12(c) or Article VIII.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assigned Existing Mortgages” shall mean those Existing Mortgages (a) being assigned to the Administrative Agent for the benefit of the Secured Parties in connection with the Formation Transactions or a subsequent Acquisition from an Affiliate Fund and (b) which encumber Real Estate that does not constitute Excluded Assets, including the Assigned Fund A Mortgages and the Assigned Fund D Mortgages.

“Assigned Fund A Mortgages” shall mean each Fund A Mortgage being assigned to the Administrative Agent for the benefit of the Secured Parties pursuant to a Fund A Mortgage Assignment, as amended by the Fund A Omnibus Mortgage Amendment.

“Assigned Fund D Mortgages” shall mean each Fund D Mortgage being assigned to the Administrative Agent for the benefit of the Secured Parties pursuant to a Fund D Mortgage Assignment, as amended by the Fund D Omnibus Mortgage Amendment.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Assignment Endorsement” shall mean an ALTA 10 endorsement, or equivalent.

“Assignments” shall have the meaning assigned such term in the recitals hereto.

“Available Cash” has the meaning assigned to such term in the MLP Partnership Agreement.

“Availability Period” shall mean the period from the Closing Date to but excluding the Maturity Date.

“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.

“Bank Product Provider” shall mean any Person that, at the time it provides any Bank Product to any Loan Party, (a) is a Lender or an Affiliate of a Lender and (b) except when the Bank Product Provider is SunTrust Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (i) the existence of such Bank Product, and (ii) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”).  In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any guaranty, security interest or Lien of the Administrative Agent under any Loan Document.  The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider.  No Bank Product Amount may be established at any time that a Default or Event of Default exists.

“Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

“Base Rate” shall mean the highest of (a) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, (b) the Federal Funds Rate, as in effect from time to time, plus 0.50% per annum and (c) the Adjusted LIBO Rate determined on a daily basis for an Interest Period of one (1) month, plus 1.00% per annum (any changes in such rates to be effective as of the date of any change in such rate).  The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.

“Beneficial Owner” shall mean, with respect to any amount paid hereunder or under any other Loan Document, the Person that is the beneficial owner, for U.S. federal income tax purposes, of such payment.

“Billboard Properties” shall mean any Other Asset, Easement or Fee Owned Property owned by the Borrower or a Restricted Subsidiary relating to the ownership or operation of billboards and all other property interests owned by or assigned to any Loan Party relating to the ownership or operation (excluding any operations that are not specifically related to billboards) of such billboards.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrowing” shall mean a borrowing consisting of (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Building” shall have the meaning assigned to such term in the applicable Flood Insurance Laws.

“Business Day” shall mean any day other than (a) a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia, or New York, New York are authorized or required by law to close and (b) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease Obligations” shall mean, with respect to any Person, all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or non-voting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralized” and “Cash Collateralization” have the corresponding meanings).

“CFC” shall mean a “controlled foreign corporation” as defined in Section 957 of the Code.

“Change in Control” shall mean the occurrence of one or more of the following events: (a) the MLP at any time ceases to own, directly or indirectly, 100% of the Capital Stock of the Borrower, (b)(i) the Sponsor ceases to own, or have the power to vote or direct the voting of, a majority of the voting stock of the General Partner or (ii) the Sponsor ceases to own Capital Stock representing a majority of the total economic interests of the Capital Stock of the General Partner, or (c) the General Partner shall cease to exercise Control over the MLP.

“Change in Law” shall mean (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) or any Issuing Bank (or, for purposes of Section 2.17(b), by the Parent Company of such Lender or such Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning set forth in Section 10.12.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

“Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall mean all tangible and intangible property, real and personal, of any Loan Party that is or purports to be the subject of a Lien to the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing. Except to the extent expressly provided herein to the contrary, the Loan Parties shall not be required to grant a Lien on Excluded Assets or perfect a Lien pursuant to the Excluded Perfections.

“Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement, all Mortgages, all Mortgage Assignments, all Copyright Security Agreements, all Patent Security Agreements, all Trademark Security Agreements and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC-1 financing statements, fixture filings and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Administrative Agent and the Lenders in connection with the foregoing.

“Commitment” shall mean a Revolving Commitment or a Swingline Commitment or any combination thereof (as the context shall permit or require).

“Commitment Letter” shall mean that certain commitment letter, dated as of September 2, 2014, executed by SunTrust Robinson Humphrey, Inc. and SunTrust Bank and accepted by the MLP.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.

“Compliance Certificate” shall mean a Quarterly Compliance Certificate or a Pro Forma Compliance Certificate, as applicable.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Conflicts Committee” shall have the meaning assigned to such term in the MLP Partnership Agreement.

“Consolidated Cash Interest Expense” shall mean, for the Borrower and its Restricted Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, Consolidated

Interest Expense for such period, minus, in each case, to the extent included in Consolidated Interest Expense for such period and without duplication (a) pay in kind or other non-cash interest expense, including as a result of the effects of purchase accounting, (b) any debt discounts, one-time financing fees or the amortization thereof, including such fees paid in connection with the Formation Transactions, any amendment, consent or waiver to Loan Documents, any Indebtedness not otherwise prohibited under this Agreement, or any amendment to such Indebtedness (in each case, to the extent included in Consolidated Interest Expense for such period), (c) fees in respect of Hedging Transactions for interest rates, (d) non-cash interest expense attributable to the movement of mark-to-market valuation of obligations under Hedging Transactions for interest rates or other derivative instruments for interest rates pursuant to Financial Accounting Standards Board Statement No. 133, (e) any one-time cash costs associated with breakage in respect of Hedging Transactions for interest rates, and (f) any costs associated with payment premiums, breakage costs, make-whole fees or similar costs or expenses payable in connection with any refinancing, repurchase, repayment or other satisfaction of Indebtedness.  Notwithstanding the foregoing, for any amount of Consolidated Interest Expense that represents an accrual for cash payments in any future period, such amount shall be included as Consolidated Cash Interest Expense.

“Consolidated EBITDA” shall mean, for the Borrower and its Restricted Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, and without duplication, (i) Consolidated Interest Expense, (ii) income tax expense determined on a consolidated basis in accordance with GAAP, (iii) depreciation and amortization determined on a consolidated basis in accordance with GAAP (whether or not included as such in the financial statements then being delivered), (iv) impairment charges, (v) losses on disposal of assets, (vi) non-cash expenses, charges or losses (provided that such expenses, charges or losses will be treated as cash expenses, charges or losses, as applicable, in any subsequent testing period during which any cash disbursements attributable thereto are made), (vii) one-time expenses associated with this Agreement and the Formation Transactions, (viii) fees and expenses incurred in connection with any proposed or actual issuance of Indebtedness or Capital Stock, or any proposed or actual Acquisitions, Investments, asset sales or other divestitures permitted under this Agreement, (ix) charges incurred in respect of restructurings or similar transactions, (x) any losses attributable to cash payments relating to early extinguishment of Indebtedness or Hedging Obligations, (xi) unrealized losses attributable to the application of “mark-to-market” accounting, (xii) general and administrative expenses reimbursed by the Sponsor in accordance with the terms of the Omnibus Agreement up to the amount actually deducted in determining Consolidated Net Income for such period, (xiii) foreign currency losses, and (xiv) equity-based compensation, minus (c) to the extent included in determining Consolidated Net Income for such period, and without duplication, (i) interest income (but excluding from interest income any interest income attributable to Investments in long-term receivables), (ii) any non-cash amounts included in revenue (provided that such amounts will be treated as cash income in any subsequent period during which such cash is received), (iii) gains on disposal of assets, (iv) gains attributable to early extinguishment of Indebtedness or Hedging Obligations, (v) unrealized gains attributable to the application of “mark-to-market” accounting, and (vi) foreign currency gains.  Notwithstanding the foregoing, for purposes of calculating Consolidated EBITDA for any testing period, Consolidated EBITDA shall be further adjusted such that (A) the Consolidated EBITDA attributable to assets located outside of the United States (or any state or district thereof) shall be excluded to the extent that such Consolidated EBITDA exceeds 10% of Consolidated Property EBITDA (as defined below) for such period; (B)  provided, further, that if after giving effect to such exclusion the Consolidated EBITDA attributable to assets located outside of the United States, Australia or Canada exceeds 5% of Consolidated Property EBITDA for such period, then such excess shall be excluded from Consolidated EBITDA; (C) the Consolidated EBITDA attributable to properties subject to Liens permitted by clause (h)(i)(B) of the definition of Permitted Encumbrances shall be excluded to the extent that such Consolidated EBITDA exceeds 15% of Consolidated Property EBITDA for such period, (D) the Consolidated EBITDA attributable to Billboard Properties shall be excluded to the extent that such Consolidated EBITDA exceeds 40% of Consolidated Property EBITDA for such period and (E) the Consolidated EBITDA attributable to distributions from Unrestricted Subsidiaries shall be excluded to the extent that such distributions exceed 5% of Consolidated Property EBITDA for such period.  For purposes of the previous sentence, “Consolidated Property EBITDA” shall mean, for the Borrower and its Restricted Subsidiaries for any period, an amount equal to the sum Consolidated EBITDA for such period (determined without giving effect to the previous sentence) plus general and administrative expenses of the Borrower and its Restricted Subsidiaries for such period.

“Consolidated Interest Expense” shall mean, for the Borrower and its Restricted Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, total interest expense adjusted, to the extent not included, to include without duplication (a) interest expense attributable to Capital Lease Obligations; (b) the net amount payable (or minus the net amount receivable) with respect to the interest component of Hedging Transactions for interest rates during such period (whether or not actually paid or received during such period); (c) fees and costs related to letters of credit, bankers’ acceptance financings, surety bonds and similar financings, and (d) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated Hedging Obligations for interest rates and other commissions, financing fees and expenses.

“Consolidated Net Income” shall mean, for the Borrower and its Restricted Subsidiaries for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus cash distributions from any Unrestricted Subsidiary or Person that is not a Subsidiary, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary, unusual or non-recurring gains or losses, (b) any gains attributable to write-ups of assets or gains and losses attributable the sale of assets (other than the sale of inventory in the ordinary course of business), (c) any unremitted earnings of any Person that is not a Subsidiary and (d) any income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Restricted Subsidiary.

“Consolidated Total Debt” shall mean, as of any date, the balance sheet amount of all Indebtedness of the Borrower and its Restricted Subsidiaries measured on a consolidated basis in accordance with GAAP as of such date, but excluding Indebtedness of the type described in subsection (k) of the definition thereof.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Account Agreement” shall mean any tri-party agreement by and among a Loan Party, the Administrative Agent and a depositary bank or securities intermediary at which such Loan Party maintains a Controlled Account, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Controlled Account” shall have the meaning set forth in Section 5.11.

“Copyright” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Copyright Security Agreement” shall mean any Copyright Security Agreement executed by a Loan Party owning registered Copyrights or applications for Copyrights in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.

“Covered State” shall mean, as of any date, the State of Texas and any other state (or the District of Columbia) with respect to which the Administrative Agent shall have previously received an Assignment Endorsement and a Modification Endorsement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.12(c).

“Defaulting Lender” shall mean, subject to Section 2.25(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.25(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.

“Disposition” shall have the meanings set forth in Section 7.6.

“Disqualified Capital Stock” shall mean, with respect to any Person, preferred Capital Stock of such Person that (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable by such Person or any Restricted Subsidiary such Person at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred Capital Stock described in this paragraph, on or prior to, in the case of clause (a), (b) or (c) hereof, one year after the Maturity Date

“Dollar(s)” and the sign “$” shall mean lawful money of the United States.

“Domestic CFC Holdco” shall mean any Subsidiary organized in or under the laws of the United States, any state thereof or the District of Columbia that has no material assets other the Capital Stock of one or more Foreign Subsidiaries that are CFCs, so long as such Subsidiary (a) does not conduct any business or other activities and (b) does not incur, and is not otherwise liable for, any Indebtedness or other liabilities.

“Easement” shall mean an easement, lease, master lease, ground lease, sublease, lease assignment, assignment of rents or other equivalent ownership interest in Real Estate, excluding, for the avoidance of doubt, fee simple ownership.

“EBITDA Threshold Period” shall mean any period beginning on the day of delivery of a Compliance Certificate to the Administrative Agent demonstrating Annualized Adjusted Consolidated EBITDA in an amount equal to or greater than $25,000,000 and ending on the day of delivery of a Compliance Certificate to the Administrative Agent demonstrating Annualized Adjusted Consolidated EBITDA in an amount less than $25,000,000.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Borrower or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (b) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (c) any incurrence by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (d) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (e) any incurrence by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (f) any receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (g) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (h) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning set forth in Section 8.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Assets” shall mean that, notwithstanding any other provision herein or in any of the other Loan Documents to the contrary:

(a)                                 the Collateral shall not include Real Estate (x) owned by an Affiliate Fund that is acquired by any Loan Party, (y) owned by a Subsidiary of an Affiliate Fund that is acquired by any Loan Party or (z) acquired directly by a Loan Party from an Affiliate Fund or a Subsidiary of an Affiliate Fund (i) to the extent such Real Estate is not covered by an Existing Mortgage or (ii) covered by an Existing Mortgage, but as to which the Administrative Agent and the Borrower shall determine in good faith that the burden or cost of obtaining the mortgage Lien and security interest on such Real Estate pursuant to an assignment of the relevant Existing Mortgage outweighs the benefit of such mortgage Lien and security interest; provided that (A) the total Annualized Adjusted Consolidated EBITDA attributable to Excluded Assets under this clause (a)(ii) shall not exceed ten percent (10%) of the Annualized Adjusted Consolidated EBITDA attributable to all Real Estate covered by such Existing Mortgages and transferred to the Borrower or any Subsidiary either directly or via transfer of the Capital Stock of the relevant Affiliate Fund or Subsidiary of an Affiliate Fund owning such Real Estate, and (B) the mortgage Liens and security interests granted pursuant to the Existing Mortgages subject to this clause (a)(ii) shall be released and terminated in full as a condition of the Acquisition of the Capital Stock of the relevant Affiliate Fund or Subsidiary of an Affiliate Fund or of such Real Estate from an Affiliate Fund or Subsidiary of an Affiliate Fund, as the case may be;

(b)                                 the Collateral shall not include Real Estate acquired after the Closing Date from Persons other than the Affiliate Funds or Subsidiaries of the Affiliate Funds;

(c)                                  the Collateral shall not include assets to the extent the grant of a security interest therein would (i) result in the contravention of any applicable Requirement of Law, unless such applicable Requirement of Law would be rendered ineffective with respect to the creation of such security interest by the provisions of Article 9 of the UCC, (ii) constitute a violation of a valid and enforceable restriction (after giving effect to applicable anti-assignment provisions of the UCC) in favor of a third party on such grant (unless and until any and all required consents have been obtained), (iii) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder, (iv) require the consent of any governmental authority or third party to the extent such consent has not been obtained after the applicable Loan Party has used commercially reasonable efforts to do so, or (v) result in adverse tax consequences as determined in good faith by the Borrower;

(d)                                 any Collateral consisting of personal property shall not include those properties or assets as to which the Administrative Agent and the Borrower shall reasonably determine that the burden or cost of obtaining a security interest therein outweighs the benefit of the security to be afforded thereby (it being understood that none of the Excluded Assets specified in clauses (b) through (d) above shall be subject to any Liens other than Permitted Encumbrances); provided, however, that no such determination may be made by the Administrative Agent and the Borrower with respect to the Capital Stock of the Borrower or any Restricted Subsidiary;

(e)                                  the Collateral shall not include voting Capital Stock of a Foreign Subsidiary that is a CFC or voting Capital Stock of a Domestic CFC Holdco in excess of 65% of such voting Capital Stock; and

(f)                                   all Buildings and Manufactured (Mobile) Homes.

“Excluded Perfections” shall mean, notwithstanding any other provision herein or in the other Loan Documents to the contrary, the Loan Parties shall have no obligation to perfect (or maintain the perfection of) any security interest in or Lien on motor vehicles, rail cars, vessels, airplanes and other assets subject to certificates of title, letter of credit rights (other than to the extent such rights can be perfected by the filing of a UCC-1 financing statement), or commercial tort claims.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Foreign Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Foreign Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.24) or (ii) such Foreign Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Foreign Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.19(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreements” shall have the meaning assigned such term in the recitals hereto.

“Existing Debt” shall mean all monetary obligations evidenced by the Existing Credit Agreements.

“Existing Lenders” shall mean all lenders parties to the Existing Credit Agreements on the Closing Date.

“Existing Mortgages” shall mean the mortgages or deeds of trust executed and delivered by an Affiliate Fund granting mortgage Liens on and security interests in the Real Estate held by such Affiliate Fund for the benefit of such Affiliate Fund’s lenders, including the Predecessor Fund Mortgages.

“Existing Yield” shall have the meaning set forth in Section 2.22.

“Exiting Lenders” shall have the meaning assigned such term in the recitals hereto.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with any of the foregoing and any laws, regulations or practices adopted under any such intergovernmental agreements.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” shall mean that certain fee letter, dated as of September 2, 2014, executed by SunTrust Robinson Humphrey, Inc. and SunTrust Bank and accepted by the MLP, and assumed by the Borrower pursuant to Section 2.13(b).

“Fee Owned Property” shall mean a fee simple ownership interest in Real Estate.

“Final S-11” shall mean the final Form S-11 of the MLP as filed with the U.S. Securities and Exchange Commission.

“Fiscal Quarter” shall mean any fiscal quarter of the Borrower.

“Fiscal Year” shall mean any fiscal year of the Borrower.

“Flood Insurance Laws” shall mean, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, and (d) the Flood Insurance Reform Act of 2004 and (e) The Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” shall mean any Subsidiary that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.

“Formation Transactions” shall mean the transfer by the Predecessor Funds to the Borrower of all of the Capital Stock of all of the Fund A Subsidiaries and the Fund D Subsidiaries and the consummation of the other transactions described in the Final S-11.

“Fund A” shall have the meaning assigned such term in the recitals hereto.

“Fund A Administrative Agent” shall have the meaning assigned such term in the recitals hereto.

“Fund A Assignment” shall have the meaning assigned such term in the recitals hereto.

“Fund A Credit Agreement” shall have the meaning assigned such term in the recitals hereto.

“Fund A Exiting Lenders” shall have the meaning assigned such term in the recitals hereto.

“Fund A Mortgage Assignment” shall mean an assignment of the Fund A Mortgages in appropriate form for recording in each applicable jurisdiction made by the Fund A Administrative Agent to the Administrative Agent for the benefit of the Secured Parties.

“Fund A Mortgages” shall mean the mortgages made by the Fund A Subsidiaries for the benefit of the Fund A Exiting Lenders pursuant to the Fund A Credit Agreement.

“Fund A Omnibus Mortgage Amendment” shall mean, collectively, those certain Fund A Omnibus Mortgage Amendments, each dated as of the Closing Date, made by the Fund A Subsidiaries in favor of the Administrative Agent for the benefit of the Secured Parties, amending the Assigned Fund A Mortgages.

“Fund A Subsidiaries” shall mean the “Direct Subsidiaries” as defined in the Fund A Credit Agreement and listed on Schedule 4.14(A) hereto.

“Fund D” shall have the meaning assigned such term in the recitals hereto.

“Fund D Administrative Agent” shall have the meaning assigned such term in the recitals hereto.

“Fund D Assignment” shall have the meaning assigned such term in the recitals hereto.

“Fund D Credit Agreement” shall have the meaning assigned such term in the recitals hereto.

“Fund D Exiting Lenders” shall have the meaning assigned such term in the recitals hereto.

“Fund D Mortgage Assignment” shall mean an assignment of the Fund D Mortgages in appropriate form for recording in each applicable jurisdiction made by the Fund D Administrative Agent to the Administrative Agent for the benefit of the Secured Parties.

“Fund D Mortgages” shall mean the mortgages made by Fund D Subsidiaries for the benefit of the Fund D Exiting Lenders pursuant to the Fund D Credit Agreement.

“Fund D Omnibus Mortgage Amendment” shall mean, collectively, those certain Fund D Omnibus Mortgage Amendments, each dated as of the Closing Date, made by the Fund D Subsidiaries in favor of the Administrative Agent for the benefit of the Secured Parties, amending the Assigned Fund D Mortgages.

“Fund D Subsidiaries” shall mean the “Direct Subsidiaries” as defined in the Fund D Credit Agreement and listed on Schedule 4.14(D) hereto.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis, subject to the terms of Section 1.3.

“General Partner” shall mean Landmark Infrastructure Partners GP LLC or any successor or replacement general partner, so long as such successor or replacement becoming the general partner does not result in a Change in Control.

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” shall mean, collectively, the MLP and each Restricted Subsidiary that is not a Foreign Subsidiary or a Domestic CFC Holdco.

“Guaranty and Security Agreement” shall mean the Guaranty and Security Agreement, dated as of the date hereof and substantially in the form of Exhibit B, made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations” shall mean, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedge Termination Value” shall mean, in respect of any one or more Hedge Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Transactions, (a) for any date on or after the date such Hedge Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Hedge Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Transactions (which may include a Lender or any Affiliate of a Lender).

“Hedging Transaction” shall mean, with respect to any Person, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Increase Effective Date” shall have the meaning set forth in Section 2.22.

“Increasing Lender” and “Increasing Lenders” shall have the meanings set forth in Section 2.22.

“Incremental Commitment” shall have the meaning set forth in Section 2.22.

“Incremental Commitment Amount” shall have the meaning set forth in Section 2.22.

“Incurrence Test” shall mean compliance with Section 6.1 on a Pro Forma Basis.

“Incurrence Test Exception” shall mean, with respect to the condition set forth in Section 3.2(c), that (a) if the Leverage Ratio set forth in the most recently delivered Compliance Certificate was less than 8.0:1.0, then the Borrower shall not be required to meet such condition for Borrowings or issuances, amendments, extensions or renewals of Letters of Credit up to (i) at a time occurring during a period that is not an EBITDA Threshold Period, $5,000,000 in the aggregate during the then-current Fiscal Quarter and (ii) at a time occurring during an EBITDA Threshold Period, $10,000,000 in the aggregate during the then-current Fiscal Quarter, and (b) if the Leverage Ratio set forth in the most recently delivered Compliance Certificate was less than or equal to 7.5:1.0, then the Borrower shall not be required to meet such condition for Borrowings or issuances, amendments, extensions or renewals of Letters of Credit up to (i) at a time occurring during a period that is not an EBITDA Threshold Period, $10,000,000 in the aggregate during the then-current Fiscal Quarter and (ii) at a time occurring during an EBITDA Threshold Period, $20,000,000 in the aggregate during the then-current Fiscal Quarter; provided that in the case of both clauses (a) and (b) above, the Incurrence Test Exception shall be available only if at the time of such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit none of the Borrower nor any of its Restricted Subsidiaries has made any Triggering Disposition since the date of the most recently delivered Compliance Certificate, including any Compliance Certificate delivered at such time (and each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower to such effect on the date thereof).  Notwithstanding anything to the contrary set forth above, the Incurrence Test Exception shall not be available at any time when the most recently delivered Compliance Certificate demonstrates Annualized Adjusted Consolidated EBITDA of less than $10,000,000.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided that for purposes of Section 8.1(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (f) above, (h) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (j) all Off-Balance Sheet Liabilities and (k) all Hedging Obligations of such Person.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” shall mean (a) Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes, other than, in each case, Excluded Taxes.

“Indemnitee” shall have the meaning set forth in Section 10.3(b).

“Information Memorandum” shall mean the Confidential Information Memorandum dated September 2014 relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.

“Initial Yield” shall have the meaning set forth in Section 2.22.

“Interest Coverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated EBITDA for the Fiscal Quarter ending on or immediately prior to such date for which financial statements are required to have been delivered pursuant to Section 5.1(a) or Section 5.1(b) of this Agreement to (b) Consolidated Cash Interest Expense for such Fiscal Quarter.

“Interest Period” shall mean with respect to any Eurodollar Borrowing, a period of one, two, three, six, or, if available to all Lenders, twelve months; provided that:

(a)                                 the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)                                 if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

(c)                                  any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

(d)                                 no Interest Period may extend beyond the Maturity Date.

“Investments” shall have the meaning set forth in Section 7.4.

“IPO” shall mean the initial public offering of limited partner interests in the MLP, including a minimum capital raise of $45,000,000.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean SunTrust Bank or another Lender requested by the Borrower and reasonably acceptable to the Administrative Agent, in each case, in its capacity as the issuer of Letters of Credit pursuant to Section 2.21.

“LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $20,000,000.

“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit but excluding the Letters of Credit.

“LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

“Lender-Related Hedge Provider” shall mean any Person that, at the time it enters into a Hedging Transaction with any Loan Party, (a) is a Lender or an Affiliate of a Lender and (b) except when the Lender-Related Hedge Provider is SunTrust Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of the existence of such Hedging Transaction.  In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider.  In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any guaranty, security interest or Lien of the Administrative Agent under any Loan Document.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include, where appropriate, the Swingline Lender and each Additional Lender that joins this Agreement pursuant to Section 2.22.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.21 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment.

“Leverage Ratio” shall mean, as of any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Annualized Adjusted Consolidated EBITDA for the most recent Fiscal Quarter for which financial statements are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b).

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Loan Documents” shall mean, collectively, this Agreement, the Assignments, the Collateral Documents, the LC Documents, the Fee Letter, any Amendment Agreement, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require, and shall include, where appropriate, any loan made pursuant to Section 2.22.

“Manufactured (Mobile) Home” shall have the meaning assigned to such term in the applicable Flood Insurance Laws.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets or liabilities of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under the Loan Documents, (c) the rights and remedies of the Administrative Agent, the Issuing Banks, the Swingline Lender or the Lenders under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents.

“Material Agreements” shall mean (a) the MLP Partnership Agreement, (b) the Omnibus Agreement, and (c) all other agreements, documents, contracts, indentures and instruments pursuant to which (i) any Loan Party or any of its Subsidiaries are obligated to make payments in any twelve-month period of more than the greater of (A) $1,000,000 and (B) an amount equal to 5% of the revenue of the Borrower and its Restricted Subsidiaries for the most recent Fiscal Year for which financial statements have been delivered pursuant to Section 5.1(a), (ii) any Loan Party or any of its Subsidiaries expects to receive revenue in any twelve-month period of more than the greater of (A) $1,000,000 and (B) an amount equal to 5% of the revenue of the Borrower and its Restricted Subsidiaries for the most recent Fiscal Year for which financial statements have been delivered pursuant to Section 5.1(a) or (iii) a default, breach or termination thereof could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” shall mean any Indebtedness (other than the Loans and the Letters of Credit) of the Borrower or any of its Subsidiaries individually or in an aggregate committed or outstanding principal amount exceeding the Threshold Amount.  For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

“Maturity Date” shall mean, with respect to the Loans, the earliest of (a) the date that is five years from the Closing Date, (b) the date on which the Revolving Commitments are terminated pursuant to Section 2.7 and (c) the date on which all amounts outstanding under this Agreement have been declared or automatically have become due and payable (whether by acceleration or otherwise).

“Maximum Rate” shall have the meaning set forth in Section 10.12.

“MLP” shall have the meaning assigned to such term in the introductory paragraph hereto.

“MLP Partnership Agreement” shall mean the First Amended and Restated Agreement of Limited Partnership of the MLP, dated as of the date hereof.

“Modification Endorsement” shall mean an ALTA 11 endorsement, or equivalent.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Assignment” shall mean an assignment of an Existing Mortgage in appropriate form for recording in each applicable jurisdiction made by the applicable secured party to the Administrative Agent for the benefit of the Secured Parties in connection with (a) the Formation Transactions (and shall include each Fund A Mortgage Assignment and each Fund D Mortgage Assignment executed in connection with the Formation Transactions) or (b) a subsequent Acquisition of (i) the Capital Stock of an Affiliate Fund or a Subsidiary of an Affiliate Fund and/or (ii) Real Estate from an Affiliate Fund or a Subsidiary of an Affiliate Fund.

“Mortgaged Property” shall mean, collectively, the Real Estate subject to the Mortgages.

“Mortgages” shall mean each Existing Mortgage, as modified by a modification to such Existing Mortgage, including a modification pursuant to an Omnibus Mortgage Amendment, and each other real estate security document delivered by any Loan Party to the Administrative Agent from time to time, pursuant to Section 5.12 all in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, in each case excluding any Existing Mortgage or other real estate security document that has been released in accordance with this Agreement.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) the Borrower, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, any of its Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation.  “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“NFIP” shall have the meaning assigned to such term in Section 3.1(b)(xvi).

“Non-Consenting Lender” shall have the meaning set forth in Section 2.24.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Non-Disturbance Agreement” shall mean a subordination, non-disturbance and attornment or similar agreement pursuant to which the lender with respect to the underlying fee interest in a particular parcel of Real Estate agrees with the Affiliate Fund or Subsidiary thereof that is the tenant or other holder of the Easement that it will not disturb the possession of such tenant or holder upon a foreclosure or other exercise of such lender’s rights with respect to such lender’s Lien on the underlying fee interest in such parcel of Real Estate.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower or one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Notices of Borrowing” shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.6(b).

“Notice of Revolving Borrowing” shall have the meaning set forth in Section 2.3.

“Notice of Swingline Borrowing” shall have the meaning set forth in Section 2.4.

“Obligations” shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent, the Issuing Bank, any Lender (including the Swingline Lender) or the Sole Lead Arranger pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, the Issuing Bank and any Lender (including the Swingline Lender) required to be reimbursed pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions or modifications of any of the foregoing; provided, however, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liabilities” of any Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (c) any Synthetic Lease Obligation or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer on behalf of the MLP, in the MLP’s capacity as the sole member of the Borrower in his or her official (and not individual) capacity.

“Omnibus Agreement” shall mean that certain Omnibus Agreement, dated as of the date hereof, among the Sponsor, Landmark Dividend Growth Fund - C LLC, a Delaware limited liability company, Landmark Dividend Growth Fund - E LLC, a Delaware limited liability company, Landmark Dividend Growth Fund - F LLC, a Delaware limited liability company, Landmark Dividend Growth Fund - G LLC, Landmark Dividend Growth Fund - H LLC, the MLP, and the General Partner, as such agreement may be amended, supplemented or restated from time to time.

“Omnibus Mortgage Amendment” shall mean (a) the Fund A Omnibus Mortgage Amendment, (b) the Fund D Omnibus Mortgage Amendment or (c) another omnibus mortgage amendment in the form of the attached Exhibit D, as such form may be reasonably modified by the Administrative Agent, or in another form reasonably acceptable to the Administrative Agent.

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

“Other Asset” shall mean any non Real Estate asset, including written management agreements, written management and fee receivables or other written agreements, in each case that (a) grant an interest in and to or the right to use property in the business of the Borrower and its Restricted Subsidiaries as permitted by Section 7.3(b), (b) are enforceable, and (c) have economics and terms that are functionally substantially similar to the economics and terms of an Easement.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.24).

“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” shall have the meaning set forth in Section 10.4(d).

“Participant Register” shall have the meaning set forth in Section 10.4(d).

“Patent” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Patent Security Agreement” shall mean any Patent Security Agreement executed by a Loan Party owning Patents or licenses of Patents in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.

“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“Payment in Full” and “Paid in Full” shall mean the termination of all Revolving Commitments and all other commitments of the Lenders to lend funds or extend financial accommodations to the Borrower under the Loan Documents and the payment in full, in immediately available funds, of all of the Obligations (other than (a) contingent indemnification and expense reimbursement Obligations, in each case, to the extent no claim giving rise thereto has been asserted, (b) Hedging Obligations and Bank Product Obligations to the extent arrangements satisfactory to the Lender-Related Hedge Provider or Bank Product Provider, as applicable, shall have been made and (c) contingent Obligations with respect to which the deposit of Cash Collateral (in the case of LC Exposure, which shall not be less than 103% of the face amount of the relevant Letters of Credit and in the case of other Obligations, which shall not be less than 100% of the amount thereof) (or, as an alternative to Cash Collateral in the case of any LC Exposure, receipt by the Administrative Agent of a back-up letter of credit reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank), in amounts and on terms and conditions and with parties reasonably satisfactory to the Administrative Agent, each Lender and each Indemnitee that is, or may be, owed such Obligations has been provided).

“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Acquisition” shall mean any Acquisition in connection with which each of the following conditions is satisfied:

(i)                                     before and after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing or would result therefrom, and all representations and warranties of each Loan Party set forth in the Loan Documents shall be and remain true and correct in all material respects (other than those representations and warranties that are expressly qualified by “Material Adverse Effect” or other materiality, which representations and warranties shall be and remain true and correct in all respects);

(ii)                                  before and after giving effect to such Acquisition, (A) the Borrower is in compliance with the Incurrence Test and (B) for any Acquisition in an amount in excess of (x) for any Acquisition occurring during a period that is not an EBITDA Threshold Period, $10,000,000 and (y) for any Acquisition occurring during an EBITDA Threshold Period, $20,000,000, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate certifying to the foregoing at least two (2) Business Days prior to the date of the consummation of such Acquisition;

(iii)                               before and after giving effect to such Acquisition, the Borrower is in compliance with the provisions of Section 7.3(b);

(iv)                              if such Acquisition includes the acquisition of (A) the Capital Stock of an Affiliate Fund or a Subsidiary of an Affiliate Fund and/or (B) Real Estate from an Affiliate Fund or a Subsidiary of an Affiliate Fund, then the Borrower and its Restricted Subsidiaries shall have complied with the provisions of Section 5.12 with respect to such Acquisition;

(v)                                 the Board of Directors of the person to be acquired (or whose assets are to be acquired) shall not have indicated publicly its opposition to the consummation of such Acquisition (which opposition has not been publicly withdrawn); and

(vi)                              the Borrower has delivered to the Administrative Agent a certificate executed by a Responsible Officer certifying that each of the conditions set forth above has been satisfied.

“Permitted Encumbrances” shall mean:

(a)                                 Liens imposed by law for taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA), in each case, which are not yet due (or, if due, for which penalties have not yet begun to accrue) or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(b)                                 statutory Liens of landlords, vendors, carriers, warehousemen, mechanics, materialmen, repairmen and other similar Liens imposed by law in the ordinary course of business for amounts which are not more than 30 days past due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(c)                                  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, social security and other similar laws or regulations;

(d)                                 deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)                                  judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(f)                                   customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(g)                                  (i) minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances (and with respect to easement and leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord, ground lessor or owner of the leased property or owned property, with or without consent of any Loan Party)) and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries taken as a whole; and (ii) all matters shown on the title insurance policies with respect to each Assigned Existing Mortgage and Mortgage (if any);

(h)                                 with respect to any Easement of any Loan Party, (i) mortgage Liens granted by the fee owner of the underlying Real Estate, (A) which by law are junior to any Loan Party’s interest in such Easement; and (B) which are not covered by clause (A), and for which Non-Disturbance Agreements have not been obtained with respect to such Liens, and (ii) any other Liens on the interest of the fee owner of the underlying Real Estate;

(i)                                     with respect to any Easement of any Loan Party, mortgage Liens granted by the fee owner of the underlying Real Estate, for which Non-Disturbance Agreements have been obtained with respect to such Liens; and

(j)                                    any Lien (x) existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower, (y) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any of its Restricted Subsidiaries, or (z) existing on any asset prior to the Acquisition thereof by the Borrower or any of its Restricted Subsidiaries; provided that (i) any such Lien was not created in the contemplation of any of the foregoing and (ii) any such Lien secures only those obligations which it secures on the date that such Person becomes a Restricted Subsidiary or the date of such merger or the date of such Acquisition and any Permitted Refinancing thereof;

provided that for purposes of clauses (a) through (i) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Funds” shall mean Landmark Dividend Growth Fund-C, LLC, a Delaware limited liability company, Landmark Dividend Growth Fund-E, LLC, a Delaware limited liability company, Landmark Dividend Growth Fund-F, LLC, a Delaware limited liability company, Landmark Dividend Growth Fund-G, LLC, a Delaware limited liability company and Landmark Dividend Growth Fund-H, LLC, a Delaware limited liability company.

“Permitted Investments” shall mean:

(a)                                 direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b)                                 commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within one year from the date of acquisition thereof;

(c)                                  certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)                                 fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)                                  mutual funds investing primarily in any one or more of the Permitted Investments described in clauses (a) through (d) above.

“Permitted Refinancing” shall mean, with respect to any obligation, any extensions, renewals, refinancings and replacements of such obligation or any Permitted Refinancing thereof; provided that (a) the principal amount (or accreted value, if applicable) of any such obligation is not increased at the time of such extension, renewal, refinancing or replacement except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable and customary amounts paid and fees and expenses reasonably charged in connection with such extension, renewal, refinancing or replacement, plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder; (b) such extension, renewal, refinancing or replacement does not change the obligors with respect to the obligation being extended, renewed, refinanced or replaced; (c) such extension, renewal, refinancing or replacement has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the obligation being extended, renewed, refinanced or replaced; and (d) such extension, renewal, refinancing or replacement has a final maturity date equal to or later than the final maturity date of the obligation being extended, renewed, refinanced or replaced.

“Permitted Securitization Transaction” shall mean a Securitization Transaction in connection with which each of the following conditions is satisfied:

(a)                                 before and after giving effect to the consummation of such Securitization Transaction, no Default or Event of Default has occurred and is continuing or would result therefrom, and all representations and warranties of each Loan Party set forth in the Loan Documents shall be and remain true and correct in all material respects (other than those representations and warranties that are expressly qualified by “Material Adverse Effect” or other materiality, which representations and warranties shall be and remain true and correct in all respects);

(b)                                 before and after giving effect to the consummation of such Securitization Transaction, the Borrower is in compliance with the Incurrence Test as if such Permitted Securitization Transaction had occurred on the first day of the relevant period for testing compliance, and the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate signed by a Responsible Officer certifying to the foregoing at least ten (10) Business Days (or such shorter period as the Administrative Agent shall agree) prior to the date of the consummation of such Permitted Securitization Transaction;

(c)                                  the applicable Securitization Subsidiary shall (i) pay fair market value for all Real Estate and other assets conveyed to it by a Loan Party in such Securitization Transaction and (ii) assume or repay all Indebtedness (other than the Obligations hereunder) relating to the Real Estate being conveyed to such Subsidiary in such Securitization Transaction and all such Indebtedness that is assumed shall be or become non-recourse (other than with respect to customary recourse carve outs) to the Borrower and its Restricted Subsidiaries; and

(d)                                 the Borrower has delivered to the Administrative Agent a certificate executed by a Responsible Officer certifying that each of the conditions set forth above has been satisfied.

“Permitted Third Party Bank” shall mean any bank or other financial institution with whom any Loan Party maintains a Controlled Account and with whom a Control Account Agreement has been executed.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Predecessor Funds” shall mean, collectively, Fund A and Fund D.

“Predecessor Fund Mortgages” shall mean the Fund A Mortgages and the Fund D Mortgages.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with Section 6.1 or the Incurrence Test, the determination of EBITDA after giving effect on a pro forma basis to the change in such calculation required by the applicable provision hereof, and otherwise on a basis in accordance with GAAP as used in the preparation of the latest financial statements provided pursuant to Section 5.1 or otherwise reasonably satisfactory to the Administrative Agent.  EBITDA shall be calculated on a Pro Forma Basis to give effect to each Permitted Acquisition (or other Acquisition or Investment permitted hereunder) and each Disposition, in each case, consummated at any time on or after the first day of the applicable period ended on or before the occurrence of such event as if such acquisition or disposition had been consummated on the first day of such applicable period.

“Pro Forma Compliance Certificate” shall mean a certificate from a Responsible Officer in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c) delivered to the Administrative Agent demonstrating compliance with the Incurrence Test on a Pro Forma Basis after giving effect to each applicable Permitted Acquisition (or other applicable Acquisition or Investment permitted hereunder) and each applicable Triggering Disposition.

“Pro Rata Share” shall mean (a) with respect to any Class of Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment of such Class (or if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), and the denominator of which shall be the sum of all Commitments of such Class of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders) and (b) with respect to all Classes of Commitments and Loans of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure) and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the

Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments.

“Quarterly Compliance Certificate” shall mean a certificate from a Responsible Officer in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c) delivered to the Administrative Agent delivered pursuant to Section 5.1(c).

“Real Estate” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) of any person in and to any and all parcels of or interests in real property, whether in fee, by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof, including, without limitation, Easements and Fee Owned Properties.

“Recipient” shall mean, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank.

“Register” shall have the meanings set forth in Section 10.4(c).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or, if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the aggregate outstanding Revolving Credit Exposure of the Lenders at such time (and in each case, at least two Lenders if any one Lender holds more than 50% of the aggregate outstanding Revolving Commitments or aggregate outstanding Revolving Credit Exposure, as applicable); provided that to the extent that any Lender is a Defaulting

Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Credit Exposure shall be excluded for purposes of determining Required Lenders.

“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean (a) with respect to certifying compliance with the financial covenants set forth in Article VI, the chief financial officer or other principal financial officer, treasurer, or chief executive officer or other principal executive officer of the General Partner and (b) with respect to all other provisions, any of the president, the chief executive officer or other principal executive officer, the chief operating officer, the chief financial officer or other principal financial officer, the treasurer or a vice president of the General Partner or such other representative of the Borrower or General Partner as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Capital Stock, any Indebtedness subordinated to the Obligations or any Guarantee thereof or any options, warrants or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding, or any management fees payable to an Affiliate of the Borrower or any Subsidiary.

“Restricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is not an Unrestricted Subsidiary and (b) with respect to any reference to “the MLP and its Restricted Subsidiaries”, the Borrower and any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.  For the avoidance of doubt, on the Closing Date each Fund A Subsidiary and Fund D Subsidiary shall be classified as a Restricted Subsidiary of the Borrower.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, as such schedule may be amended pursuant to Section 2.22, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, such Lender’s LC Exposure and such Lender’s Swingline Exposure.

“Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender in its capacity as such) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Secured Parties” shall mean the Administrative Agent, the Lenders, the Issuing Bank, the Lender-Related Hedge Providers and the Bank Product Providers.

“Securitization Subsidiary” shall mean a Subsidiary of the Borrower (a) formed for the purpose of consummating a Securitization Transaction and (b) that the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 5.15.

“Securitization Transaction” shall mean a transaction pursuant to which a Securitization Subsidiary sells certain pooled Real Estate assets to investors.

“Sole Lead Arranger” shall mean SunTrust Robinson Humphrey, Inc., in its capacity as sole lead arranger in connection with this Agreement.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

“Specified Exception” shall mean a step-up in the Leverage Ratio the Borrower is required to maintain at all times pursuant to Section 6.1 from a maximum of 8.5:1.0 to a maximum of 9.0:1.0.

“Specified Exception Conditions” shall mean, with respect to any Specified Exception, the satisfaction of the following conditions: (a) in any four consecutive Fiscal Quarter period, there must be at least two Fiscal Quarters in which no Specified Exception is taken, (b) no Specified Exception can be taken in any two consecutive Fiscal Quarters, (c) no more than three Specified Exceptions in the aggregate may be taken, and (d) upon the taking of any Specified Exception, the Applicable Margin shall increase by 0.50% and shall remain at such increased rate through the applicable Specified Exception Effective Period.

“Specified Exception Effective Period” shall mean, with respect to any Specified Exception, the period beginning on the date of the consummation of the relevant Permitted Acquisition to and including the earliest of (a) the last day of the first full Fiscal Quarter occurring thereafter, (b) the date 135 calendar days after the date of the consummation of the relevant Permitted Acquisition, and (c) the date on which the Borrower terminates the Specified Exception Effective Period by delivering written notice thereof and a Compliance Certificate demonstrating a Leverage Ratio of not greater than 8.5:1.0.

“Sponsor” shall mean Landmark Dividend LLC, a Delaware limited liability company.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

“Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.

“Swingline Lender” shall mean SunTrust Bank.

“Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (a) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (b) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, and charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” shall mean (a) at a time occurring during a period that is not an EBITDA Threshold Period, $5,000,000 and (b) at a time occurring during an EBITDA Threshold Period, $10,000,000.

“Trademark” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Trademark Security Agreement” shall mean any Trademark Security Agreement executed by a Loan Party owning registered Trademarks or applications for Trademarks in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.

“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Triggering Disposition” shall mean any conveyance, sale, lease, assignment, transfer or otherwise disposition of any Other Asset, Easement or Fee Owned Property or, in the case of any Restricted Subsidiary, any shares of such Restricted Subsidiary’s Capital Stock, in each case whether now owned or hereafter acquired, to any Person other than the Borrower or a Restricted Subsidiary, in each case where the Annualized Adjusted Consolidated EBITDA associated therewith is in excess of one percent (1%) of the Annualized Adjusted Consolidated EBITDA for the most recent Fiscal Quarter prior to such date for which financial statements are required to have been delivered pursuant to Section 5.1(a) or Section 5.1(b) of this Agreement.

“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” or “U.S.” shall mean the United States of America.

“Unrestricted Subsidiary” shall mean any Subsidiary of the Borrower designated as such on Schedule 5.15 or which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to and in accordance with the terms of Section 5.15.

“Up-Front Fees” shall have the meaning set forth in Section 2.22.

“U.S. Borrower” shall mean any Borrower that is a U.S. Person.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.19(g)(ii)(B)  (iii)  .

“Weighted Average Life to Maturity” shall have the meaning set forth in Section 2.22.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower, any other Loan Party or the Administrative Agent, as applicable.

Section 1.2.                                Classifications of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., “Revolving Loan”) or by Type (e.g., “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g., “Revolving Eurodollar Loan”).  Borrowings also may be classified and referred to by Class (e.g., “Revolving Borrowing”) or by Type (e.g., “Eurodollar Borrowing”) or by Class and Type (e.g., “Revolving Eurodollar Borrowing”).

Section 1.3.                                Accounting Terms and Determination.  Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be (a) construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein and (b) construed and interpreted in accordance with GAAP, as in effect on the Closing Date unless otherwise agreed to by the Borrower and the Required Lenders.  If GAAP shall change after the date hereof, the parties hereto agree to negotiate in good faith to modify the covenants herein so that they may be construed and interpreted in accordance with GAAP as then in effect.

Section 1.4.                                Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1.                                General Description of Facilities.  Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2; (ii) the Issuing Bank may issue Letters of Credit in accordance with Section 2.21; (iii) the Swingline Lender may make Swingline Loans in accordance with Section 2.4; and (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed the Aggregate Revolving Commitment Amount in effect from time to time.

Section 2.2.                                Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount.  During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement.

Section 2.3.                                Procedure for Revolving Borrowings.  The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing, substantially in the form of Exhibit 2.3 attached hereto (a “Notice of Revolving Borrowing”), (x) prior to 1:00 p.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 1:00 p.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing.  Each Notice of Revolving Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period).  Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request, but Borrower may request more than one Borrowing on the same Business Day.  The aggregate principal amount of each Eurodollar Borrowing shall not be less than $5,000,000 or a larger multiple of $500,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided that Base Rate Loans made pursuant to Section 2.4 or Section 2.21(d) may be made in lesser amounts as provided therein.  At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed eight (8).  Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.

Section 2.4.                                Swingline Commitment.

(a)                                 Subject to the terms and conditions set forth herein, the Swingline Lender shall make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitment Amount and the aggregate Revolving Credit Exposures of all Lenders; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

(b)                                 The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing, substantially in the form of Exhibit 2.4 attached hereto (a “Notice of Swingline Borrowing”), prior to 10:00 a.m. on the requested date of each Swingline Borrowing.  Each Notice of Swingline Borrowing shall be irrevocable and shall specify (i) the principal amount of such Swingline Borrowing, (ii) the date of such Swingline Borrowing (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Borrowing should be credited.  The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing.  The aggregate principal amount of each Swingline Loan shall not be less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower.  The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Borrowing.

(c)                                  The Swingline Lender, at any time and from time to time in its sole discretion, may, but in no event no less frequently than once each calendar week shall, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan.  Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.5, which will be used solely for the repayment of such Swingline Loan.

(d)                                 If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred.  On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender.

(e)                                  Each Lender’s obligation to make a Base Rate Loan pursuant to subsection (c) of this Section or to purchase participating interests pursuant to subsection (d) of this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Loan Party, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter.  Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents.  In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

Section 2.5.                                Funding of Borrowings.

(a)                                 Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided that the Swingline Loans will be made as set forth in Section 2.4.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

(b)                                 Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing.  Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c)                                  All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares.  No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.6.                                Interest Elections.

(a)                                 Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing.  Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 To make an election pursuant to this Section, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each

Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit 2.7 attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 1:00 p.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 1:00 p.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing.  Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing, and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”.  If any such Notice of Conversion/Continuation requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month.  The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

(c)                                  If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Eurodollar Borrowing with an Interest Period of one month.  No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if an Event of Default exists, unless the Administrative Agent and the Required Lenders shall have otherwise consented in writing.  No conversion of any Eurodollar Loan shall be permitted except on the last day of the Interest Period in respect thereof.

(d)                                 Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.7.                                Optional Reduction and Termination of Commitments.

(a)                                 Unless previously terminated, all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Maturity Date.

(b)                                 Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable; provided the Borrower shall be permitted to provide in such notice that it is conditional on the occurrence of another financing or transaction), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders (after giving effect to any repayment of Revolving Loans occurring substantially contemporaneously with such reduction).  Any such reduction in the Aggregate Revolving Commitment Amount below the principal amount of the Swingline Commitment and the LC Commitment shall result in a Dollar-for-Dollar reduction in the Swingline Commitment and the LC Commitment.

(c)                                  With the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.25 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender.

Section 2.8.                                Repayment of Loans. The outstanding principal amount of all Revolving Loans and Swingline Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Maturity Date.

Section 2.9.                                Evidence of Indebtedness.

(a)                                 Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.  The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and, in the case of each Eurodollar Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.6, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.6, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof.  The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b)                                 This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement.  However, at the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.10.                         Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any Eurodollar Borrowing, 1:00 p.m. not less than three (3) Business Days prior to the date of such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, 1:00 p.m. not less than one (1) Business Day prior to the date of such prepayment, and (iii) in the case of any prepayment of any Swingline Borrowing, prior to 11:00 a.m. on the date of such prepayment.  Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any such notice in connection with the repayment of all Loans may be conditioned on the occurrence of another financing or transaction.  Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment.  If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice (subject to the conditionality described above), together with accrued interest to such date on the amount so prepaid in accordance with Section 2.12(d); provided that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.18.  Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or, in the case of a Swingline Loan, pursuant to Section 2.4¸ or the full amount of any Borrowing if less than such amounts.  Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

Section 2.11.                         Mandatory Prepayments.  If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.7 or otherwise, the Borrower shall immediately repay the Swingline Loans and the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.18.  Each such prepayment shall be applied as follows: first, to the Swingline Loans to the full extent thereof; second, to the Base Rate Loans to the full extent thereof; and third, to the Eurodollar Loans to the full extent thereof.  If, after giving effect to the prepayment of all Swingline Loans and Revolving Loans, the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrower shall Cash Collateralize its reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon.

Section 2.12.                         Interest on Loans.

(a)                                 The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.

(b)                                 The Borrower shall pay interest on each Swingline Loan at the Base Rate plus the Applicable Margin in effect from time to time.

(c)                                  Notwithstanding subsections (a) and (b) of this Section, (i) automatically upon the occurrence and during the continuance of and Event of Default specified in Section 8.1(a), (b), (g), (h) or (i), and (ii) at the option of the Required Lenders upon the occurrence and during the continuance of any other Event of Default, the Borrower shall pay interest (“Default Interest”), with respect to all Eurodollar Loans at the rate per annum equal to 2.00% above the otherwise applicable interest rate for such Eurodollar Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 2.00% above the otherwise applicable interest rate for Base Rate Loans.

(d)                                 Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof.  Interest on all outstanding Base Rate Loans and Swingline Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Maturity Date, as the case may be.  Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Maturity Date.  Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof.  All Default Interest shall be payable on demand.

(e)                                  The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing).  Any such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13.                         Fees.

(a)                                 The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.

(b)                                 The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period.  For purposes of computing the commitment fee, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.

(c)                                  The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including, without limitation, any LC Exposure that remains outstanding after the Maturity Date) and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to each Letter of Credit issued by such Issuing Bank, in each case during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or processing of drawings thereunder.  Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the rate for Default Interest pursuant to Section 2.12(c), the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by 2.00%.

(d)                                 The Borrower shall pay on the Closing Date to the Administrative Agent and its affiliates all fees in the Fee Letter that are due and payable on the Closing Date.  The Borrower hereby assumes all obligations of the MLP arising under the Fee Letter and agrees to be bound by the terms of the Fee Letter from and after the date hereof as if the Fee Letter was originally executed by the Borrower.

(e)                                  Accrued fees under subsections (b) and (c) of this Section shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on December 31, 2014, and on the Maturity Date (and, if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided that any such fees accruing after the Maturity Date shall be payable on demand.

Section 2.14.                         Computation of Interest and Fees.  Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.15.                         Inability to Determine Interest Rates.  If, prior to the commencement of any Interest Period for any Eurodollar Borrowing:

(i)                                     the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, or

(ii)                                  the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.  Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then-current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement.  Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing or a Notice of has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing on such date, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.

Section 2.16.                         Illegality.  If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended.  In the case of the making of a Eurodollar Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and, if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then-current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date.  Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

Section 2.17.                         Increased Costs.

(a)                                 If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii)                                  impose on any Lender, any Issuing Bank or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein (other than Taxes); or

(iii)                               subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Taxes) on its Loans, loan principal, Letters of Credit, Commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making, converting into, continuing or maintaining a Loan or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender, such Issuing Bank or such other Recipient may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within ten (10) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amounts as will compensate such Lender, such Issuing Bank or such other Recipient for any such increased costs incurred or reduction suffered.

(b)                                 If any Lender or any Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital (or on the capital of the Parent Company of such Lender or such Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, such Issuing Bank or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender or such Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within ten (10) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amounts as will compensate such Lender, the Issuing Bank or such Parent Company for any such reduction suffered.

(c)                                  A certificate of such Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, such Issuing Bank or the Parent Company of such Lender or such Issuing Bank, as the case may be, specified in subsection (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

(d)                                 Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or any Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.18.                         Funding Indemnity.  In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked but other than as a result of a notice pursuant to Section 2.15 or Section 2.16), then, in any such event, the Borrower shall compensate each Lender, within ten (10) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then-current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan.  A certificate as to any additional amount payable under this Section submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 2.19.                         Taxes.

(a)                                 Defined Terms.  For purposes of this Section 2.19, the term “Lender” includes Issuing Bank and the term “applicable law” includes FATCA.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.19, the Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders.  (i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(g)(ii)(A), Section 2.19(g)(ii)(B) and Section 2.19(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)  any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)  an executed IRS Form W-8ECI;

(iii)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.20A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual); or

(iv)  to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20B or Exhibit 2.20C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20D on behalf of each such direct and indirect partner;

(C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)  if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)                                 Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)                                     Survival.  Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.20.                         Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.17, Section 2.19 or this Section 2.20, or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off (except as expressly set forth in Section 2.25) or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to any Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.17, Section 2.19 or this Section 2.20 and Section 10.3 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Banks then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Banks based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective Pro Rata Shares of such interest and fees; and fourth, to all principal of the Loans and unreimbursed LC Disbursements then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal and unreimbursed LC Disbursements.

(c)                                  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Credit Exposure, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure to any assignee or participant; provided the provisions of this subsection shall not apply to any assignment or sale of participation to the Borrower or any Subsidiary or Affiliate thereof unless the Required Lenders have consented to such assignment or sale of participation).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.21.                         Letters of Credit.

(a)                                 During the Availability Period, each Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to subsections (d) and (e) of this Section, shall issue, at the request of the Borrower, Letters of Credit for the account of the Borrower or a Subsidiary of the Borrower on the terms and conditions hereinafter set forth; provided that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Maturity Date; (ii) each Letter of Credit shall be in a stated amount of at least $100,000; and (iii) the Borrower may not request any Letter of Credit if, after giving effect to such issuance, (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate Revolving Credit Exposure of all Lenders would exceed the Aggregate Revolving Commitment Amount.  Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank without recourse a participation in each Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit on the date of issuance thereof.  Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

(b)                                 To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, renewed or extended, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the applicable Issuing Bank reasonably shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

(c)                                  At least two (2) Business Days prior to the issuance of any Letter of Credit, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice, and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof.  Unless such Issuing Bank has received notice from the Administrative Agent, on or before the Business Day immediately preceding the date such Issuing Bank is to issue the requested Letter of Credit, directing such Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in subsection (a) of this Section or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with such Issuing Bank’s usual and customary business practices.

(d)                                 Each Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank promptly following its receipt thereof.  Such Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether such Issuing Bank has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to such LC Disbursement.  The Borrower shall be irrevocably and unconditionally obligated to reimburse each Issuing Bank for any LC Disbursements paid by such Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind.  Unless the Borrower shall have notified the applicable Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to such Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable.  The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the applicable Issuing Bank in accordance with Section 2.5.  The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse such Issuing Bank for such LC Disbursement.

(e)                                  If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the applicable Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) of this Section in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred.  Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against any Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the applicable Issuing Bank.  Whenever, at any time after any Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, such Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or such Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or such Issuing Bank any portion thereof previously distributed by the Administrative Agent or such Issuing Bank to it.

(f)                                   To the extent that any Lender shall fail to pay any amount required to be paid pursuant to subsection (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the applicable Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to such Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.12(c).

(g)                                  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this subsection, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Lenders, an amount in cash equal to 103% of the aggregate LC Exposure of all Lenders as of such date plus any accrued and unpaid fees thereon; provided that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(g) or (h).  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  The Borrower agrees to execute any documents and/or certificates to effectuate the intent of this subsection.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest and profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which it had not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents.  If the Borrower is required to Cash Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence of an Event of Default, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(h)                                 Upon the request of any Lender, but no more frequently than quarterly, each Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit then outstanding.  Upon the request of any Lender from time to time, each Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit issued by such Issuing Bank that is then outstanding.

(i)                                     The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

(i)                                     any lack of validity or enforceability of any Letter of Credit or this Agreement;

(ii)                                  the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including any Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii)                               any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)                              payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document to such Issuing Bank that does not comply with the terms of such Letter of Credit;

(v)                                 any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder; or

(vi)                              the existence of a Default or an Event of Default.

Neither the Administrative Agent, any Issuing Bank, any Lender nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised due care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)                                    Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued by such Issuing Bank and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit.

Section 2.22.                         Increase of Commitments; Additional Lenders.

(a)                                 From time to time after the Closing Date and in accordance with this Section, the Borrower and one or more Increasing Lenders or Additional Lenders may enter into an agreement to increase the aggregate Revolving Commitments hereunder (each such increase, an “Incremental Commitment”) so long as the following conditions are satisfied:

(i)                                     each of the conditions set forth in Section 3.2 shall be satisfied;

(ii)                                  no Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

(iii)                               the aggregate principal amount of all such Incremental Commitments made pursuant to this Section shall not exceed $200,000,000 (the principal amount of each such Incremental Commitment, the “Incremental Commitment Amount”);

(iv)                              any Incremental Commitments provided pursuant to this Section shall have a termination date no earlier than the Maturity Date;

(v)                                 the Borrower and its Subsidiaries shall be in compliance with the Incurrence Test;

(vi)                              if the Initial Yield applicable to any such Incremental Commitment exceeds by more than 0.50% per annum the sum of the Applicable Margin then in effect for Eurodollar Revolving Loans plus one fourth of the Up-Front Fees paid in respect of the existing Revolving Commitments (the “Existing Yield”), then the Applicable Margin of the existing Revolving Loans shall increase by an amount equal to the difference between the Initial Yield and the Existing Yield minus 0.50% per annum;  and

(vii)                           any Collateral securing any such Incremental Commitment shall also secure all other Obligations on a pari passu basis.

(b)                                 The Borrower shall provide at least ten (10) Business Days’ (or such shorter period as agreed by the Administrative Agent) written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment.  Each such notice shall specify the date (each, an “Increase Effective Date”) on which the Borrower proposes that the Incremental Commitment shall be effective, which shall be a date not less than ten (10) Business Days (or such shorter period as agreed by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent.  The Borrower may, but is not required to, specify any fees offered to those Lenders that agree to increase the principal amount of their Revolving Commitments (each, an “Increasing Lender”, and collectively, the “Increasing Lenders”), which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Commitment.  No Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Commitment, and any decision by a Lender to increase its Revolving Commitment shall be made in its sole discretion independently from any other

Lender.  Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Revolving Commitments pursuant to this Section.  No Lender which declines to increase the principal amount of its Revolving Commitment may be replaced with respect to its existing Revolving Commitment as a result thereof without such Lender’s consent.  The Borrower may accept some or all of the offered amounts or designate new lenders that are acceptable to the Administrative Agent and the Issuing Banks (such approval not to be unreasonably withheld or delayed) as additional Lenders hereunder in accordance with this Section (each, an “Additional Lender”, and collectively, the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Commitments.  The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Commitment among the Increasing Lenders and the Additional Lenders.  The sum of the increase in the Revolving Commitment of the Increasing Lenders plus the Revolving Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Incremental Commitment Amount.

(c)                                  Subject to subsections (a) and (b) of this Section, any increase requested by the Borrower shall be effective upon delivery to the Administrative Agent of each of the following documents:

(i)                                     an originally executed copy of an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrower, by each Additional Lender and by each Increasing Lender, setting forth the new Revolving Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;

(ii)                                  such evidence of appropriate corporate authorization on the part of the Borrower with respect to such Incremental Commitment and such opinions of counsel for the Borrower with respect to such Incremental Commitment as the Administrative Agent may reasonably request; provided, however, in no event shall the Borrower be required to deliver (A) any modifications to Mortgages (unless such modification is required by applicable law to preserve the validity or priority of such Mortgage or in order to ensure that the Mortgages continue to fully secure the Obligations), or (B) any title insurance endorsements or new title insurance policies or local counsel opinions with respect to such Incremental Commitment;

(iii)                               a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in subsection (a) of this Section has been satisfied;

(iv)                              to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Lender’s Incremental Commitment, issued by the Borrower in accordance with Section 2.9; and

(v)                                 any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

Upon the effectiveness of any such Incremental Commitment, the Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Commitment and Schedule II shall be deemed amended accordingly.

(d)                                 For purposes of this Section, the following terms shall have the meanings specified below:

(i)                                     “Initial Yield” shall mean, with respect to any Incremental Commitment, the amount (as determined by the Administrative Agent) equal to the sum of (A) the margin above the Eurodollar Rate on such Incremental Commitment, as applicable (including as margin the effect of any “LIBO rate floor” applicable on the date of the calculation), plus (B) (x) the amount of any Up-Front Fees on such Incremental Commitment (including any fee or discount received by the Lenders in connection with the initial extension thereof), divided by (y) the lesser of (1) the Weighted Average Life to Maturity of such Incremental Commitment, and (2) four.

(ii)                                  “Up-Front Fees” shall mean the amount of any fees or discounts received by the Lenders in connection with the making of Loans or extensions of credit, expressed as a percentage of such Loan or extension of credit.  For the avoidance of doubt, “Up-Front Fees” shall not include any arrangement fee paid to the Sole Lead Arranger or any other arranger with respect to any such Incremental Commitments.

(iii)                               “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then-outstanding principal amount of such Indebtedness.

Section 2.23.                         Mitigation of Obligations.  If any Lender requests compensation under Section 2.17 or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.17 or Section 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.24.                         Replacement of Lenders.  If (a) any Lender give notice under Section 2.16, (b) any Lender requests compensation under Section 2.17, (c) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, (d) any Lender is a Defaulting Lender, or (e) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.2(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.17 or 2.19, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent and the Issuing Banks (to the extent such consent is required for an assignment to such Lender pursuant to Section 10.4(b)), which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), and (iii) in the case of a notice under Section 2.16, a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.19, such assignment will result in elimination of the applicable illegality or a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Upon receipt by the Lender being replaced of all amounts required to be paid to it pursuant to this Section 2.24, the Administrative Agent shall be entitled, at its option and in its discretion, and authorized to execute an Assignment and Acceptance on behalf of such replaced Lender, and any such Assignment and Acceptance so executed by the Administrative Agent and the applicable Replacement Lender shall be effective for purposes of this Section 2.24 and Section 10.4.  Any Replacement Lender shall comply with the provisions of Section 10.4(b)(iv)(A), (C) and (D).

Section 2.25.                         Defaulting Lenders.

(a)                                 Cash Collateral.

(i)                                     At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Banks (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.25(b)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 103% of the Issuing Banks’ LC Exposure with respect to such Defaulting Lender.

(ii)                                  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the minimum amount required pursuant to clause (i) above, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iii)                               Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.25(a) or Section 2.25(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit or LC Disbursements (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iv)                              Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s LC Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.25(a) following (A) the elimination of the applicable LC Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Banks that there exists excess Cash Collateral; provided that, subject to Section 2.25(b) through (d) the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations and provided, further, that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(b)                                 Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2.

(ii)                                  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with Section 2.25(a); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.25(a); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to sub-section (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.25(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               (A)                               No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.13(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)  Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.13(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to that portion of its LC Exposure for which it has provided Cash Collateral pursuant to Section 2.25(a).

(C)  With respect to any letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s LC Exposure or Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender that has not been Cash Collateralized by the Borrower in accordance with the procedures set forth in Section 2.25(a), and (z) not be required to pay the remaining amount of any such fee.

(iv)                              All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the Revolving Commitments (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender and (y) second, Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.25(a).

(c)                                  Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the applicable Commitments  (without giving effect to Section 2.25(b)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d)                                 New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Swingline Exposure to such Defaulting Lender after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no LC Exposure to such Defaulting Lender after giving effect thereto.

ARTICLE III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 3.1.                                Conditions to Effectiveness.  The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Banks to issue any Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)                                 The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including, without limitation, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, the Sole Lead Arranger and their respective Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by or on behalf of the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Sole Lead Arranger.

(b)                                 The Administrative Agent (or its counsel on its behalf) shall have received the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     a counterpart of (A) this Agreement duly executed and delivered by or on behalf of each party hereto, (B) the Fund A Assignment duly executed and delivered by or on behalf of each party thereto and (C) the Fund D Assignment duly executed and delivered by or on behalf of each party thereto (in each case including any counterpart delivered by facsimile transmission or by electronic mail in pdf format pursuant to Section 10.8 or pursuant to similar provisions in the Assignments);

(ii)                                  the Guaranty and Security Agreement, duly executed and delivered by the Borrower and each of the Guarantors, together with (A) UCC-1 financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Guaranty and Security Agreement, as requested by the Administrative Agent in order to perfect such Liens, duly authorized by the Loan Parties, (B) copies of UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances and Liens to be released on the Closing Date, (C) original certificates evidencing all issued and outstanding shares of Capital Stock of all Subsidiaries owned directly by any Loan Party (subject in all respects to the definition of Excluded Assets) and (D) stock or membership interest powers or other appropriate instruments of transfer executed in blank;

(iii)                               the Fund A Omnibus Mortgage Amendment, Fund D Omnibus Mortgage Amendment, the Fund A Mortgage Assignments and the Fund D Mortgage Assignments, in each case duly executed and delivered by the applicable parties thereto;

(iv)                              a certificate of the Secretary or Assistant Secretary of each Loan Party (or of the general partner or managing member of such Loan Party), attaching and certifying copies of its bylaws, partnership agreement or limited liability company agreement, as applicable, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer executing the Loan Documents to which it is a party on behalf of such Loan Party;

(v)                                 certified copies of the articles or certificate of incorporation, certificate of organization, formation or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party’s failure to be qualified to do business as a foreign organization could reasonably be expected to have a Material Adverse Effect;

(vi)                              a certificate in the form of Exhibit 3.1(b)(v), dated the Closing Date and signed by a Responsible Officer, certifying that after giving effect to the funding of any initial Revolving Borrowing, (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by “Material Adverse Effect” or other materiality, which representations and warranties shall be true and correct in all respects) and (z) since the date of the most recent audited financial statements of the Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(vii)                           certified copies of all Material Agreements;

(viii)                        a favorable written opinion of Latham & Watkins LLP, counsel to the Loan Parties, addressed to the Administrative Agent, the Issuing Banks and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request;

(ix)                              [reserved];

(x)                                 a duly executed and delivered Notice of Borrowing for any initial Revolving Borrowing;

(xi)                              a duly executed and delivered funds disbursement agreement, together with a report setting forth the sources and uses of the proceeds hereof and of the IPO and the Formation Transactions;

(xii)                           (A) copies of the audited financial statements for the Predecessor Funds and their Subsidiaries for the fiscal years of the Predecessor Funds ended 2012 and 2013, (B) the internally prepared financial statements of the Predecessor Funds and their Subsidiaries for the six-month period ended June 30, 2014, (C) financial projections for the period from October 1, 2014 through December 31, 2014 and for each of the Fiscal Years ending 2015, 2016, 2017, 2018 and 2019, and (D) a pro forma balance sheet of the Borrower and its Restricted Subsidiaries as of the Closing Date;

(xiii)                        a duly completed, duly executed and delivered Compliance Certificate, including calculations of the financial covenants set forth in Article VI hereof as of the Closing Date, calculated on a Pro Forma Basis and for the most recent Fiscal Quarter ended more than sixty (60) days prior to the Closing Date, in each case, as if any initial Revolving Borrowing had been funded as of the first day of the relevant period for testing compliance (and setting forth in reasonable detail such calculations);

(xiv)                       a certificate, dated the Closing Date and duly executed and delivered by a Responsible Officer, confirming that Loan Party on a consolidated basis are Solvent after giving effect to the funding of any initial Revolving Borrowing and the consummation of the transactions contemplated to occur on the Closing Date;

(xv)                          an Assignment Endorsement and a Modification Endorsement to one existing title insurance policy, selected by the Administrative Agent in its sole discretion, in each state (other than the State of Texas) in which any Mortgaged Property under the Assigned Existing Mortgages being assigned to the Administrative Agent in connection with the Formation Transactions is located, insuring that the Assigned Existing Mortgage covered thereby, as amended by the Fund A Omnibus Mortgage Amendment or the Fund D Omnibus Mortgage Amendment, as applicable, grants valid and enforceable mortgage Liens in favor of the Administrative Agent on the Mortgaged Property covered by such Assigned Existing Mortgage;

(xvi)                       access to digital copies of any existing Phase I Environmental Site Assessment Reports that the Predecessor Funds, the Fund A Subsidiaries or the Fund D Subsidiaries have and that cover properties subject to any Existing Mortgage with respect to the Formation Transactions;

(xvii)                    copies of the duly executed letters in connection with the Assignments, in form and substance reasonably satisfactory to the Administrative Agent, executed by the administrative agent under each Existing Credit Agreement, together with (a) UCC-3 assignments or other appropriate termination statements, in form and substance satisfactory to the Administrative Agent, either assigning or releasing all liens of the Existing Lenders upon any of the personal property of the Predecessor Funds, the Fund A Subsidiaries and the Fund D Subsidiaries, (b) assignments, cancellations or releases, in form and substance reasonably satisfactory to the Administrative Agent, assigning or releasing all liens of the Existing Lenders upon any of the Real Property of the Predecessor Funds , the Fund A Subsidiaries and the Fund D Subsidiaries that is being transferred to the Borrower and its Subsidiaries, and (c) any other assignments, releases, terminations or other documents reasonably required by the Administrative Agent to evidence the assignment of the Existing Debt;

(xviii)                 certificates of insurance, in form and detail reasonably acceptable to the Administrative Agent, describing the types and amounts of insurance (property and liability) maintained by any of the Loan Parties, in each case naming the Administrative Agent as loss payee or additional insured, as the case may be, together with a lender’s loss payable endorsement in form and substance reasonably satisfactory to the Administrative Agent;

(xix)                       certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Material Agreement of any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, including the Assignments, the IPO and the Formation Transactions, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing; and

(xx)                          the Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the Closing Date (or such later date as approved by the Administrative Agent in its sole discretion) all documentation and other information required by regulatory authorities under the applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

(c)                                  All conditions precedent to the IPO and the Formation Transactions, other than the funding of the Loans, shall have been satisfied, and the IPO and the Formation Transactions shall be consummated substantially contemporaneously with the closing and funding of the Loans in accordance with the initial confidential filing of the Form S-11 of the MLP made on August 6, 2014 without alteration, amendment, supplement,  modification or other change adverse to the Lenders except as approved in writing by the Administrative Agent (such approval not to be unreasonably withheld or delayed).  The Administrative Agent (or its counsel on its behalf) shall have received certified copies of all material documentation related to the IPO and the Formation Transactions, each in form and substance reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 3.2.                                Conditions to Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

(a)                                 at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;

(b)                                 at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by “Material Adverse Effect” or other materiality, which representations and warranties shall be true and correct in all respects);

(c)                                  subject to the Incurrence Test Exception, the Borrower shall be in compliance with the Incurrence Test; and

(d)                                 the Borrower shall have delivered the required Notice of Borrowing.

Each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in subsections (a), (b) and (c) of this Section.

Section 3.3.                                Delivery of Documents.  All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent for the account of the Lenders and in counterparts or copies as the Administrative Agent shall reasonably request, and shall be in form and substance reasonably satisfactory in all respects to the Administrative Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of the MLP and the Borrower represents and warrants, after giving effect to the Formation Transactions, to the Administrative Agent, each Lender and each Issuing Bank with respect to itself and each of its Restricted Subsidiaries (except as otherwise noted below) as follows:

Section 4.1.                                Existence; Power.  The MLP, the Borrower and each of their respective Restricted Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2.                                Organizational Power; Authorization.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3.                                Governmental Approvals; No Conflicts.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to the MLP, the Borrower or any of their respective Restricted Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Material Agreement of the MLP, the Borrower or any of their respective Restricted Subsidiaries or any of such Person’s assets or give rise to a right thereunder to require any payment to be made by the MLP, the Borrower or any of their respective Restricted Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the MLP, the Borrower or any of their respective Restricted Subsidiaries, except Liens (if any) created under the Loan Documents.

Section 4.4.                                Financial Statements.  The Borrower has furnished to each Lender (a) the audited balance sheet of the Predecessor Funds and their Subsidiaries as of December 31, 2012 and December 31, 2013, and the related audited statements of income, shareholders’ equity and cash flows for the fiscal years then ended, audited by independent public accountants, (b) the unaudited balance sheet of the Predecessor Funds and their Subsidiaries for the six-month period ended June 30, 2014 and the related unaudited consolidated statements of income and cash flows for the year-to-date period then ended, certified by a financial officer of each Predecessor Fund.  Such financial statements fairly present the financial condition of the Predecessor Funds and their Subsidiaries as of such dates and the results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (b).  As of the Closing Date, since December 31, 2013, there have been no changes with respect to the Predecessor Funds and their Subsidiaries that have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.5.                                Litigation and Environmental Matters.

(a)                                 No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending against or, to the knowledge of the MLP or the Borrower, threatened against or affecting the MLP, the Borrower or any of their respective Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

(b)                                 Except as could not reasonably be expected to have a Material Adverse Effect, none of the MLP, the Borrower, nor any of their respective Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim against such entity with respect to any Environmental Liability, which notice has not been delivered to Administrative Agent or (iv) has knowledge of any facts or circumstances which could reasonably be expected to result in any Environmental Liability.

Section 4.6.                                Compliance with Laws and Agreements.  The MLP, the Borrower and each of their respective Restricted Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.7.                                Investment Company Act.  None of the MLP, the Borrower nor any of their respective Restricted Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.

Section 4.8.                                Taxes.  The MLP, the Borrower and their respective Restricted Subsidiaries have timely filed or caused to be filed all federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the MLP, the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP.  The charges, accruals and reserves on the books of the MLP, the Borrower and their respective Restricted Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.9.                                Margin Regulations.  None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X.  None of the MLP, the Borrower nor any of their Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

Section 4.10.                         ERISA.  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations; (ii) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification); (iii) no ERISA Event has occurred or is reasonably expected to occur; (iv) there exists no Unfunded Pension Liability with respect to any Plan; (v) none of the MLP, the Borrower, any of their respective Restricted Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan; (vi) there are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the MLP, the Borrower, any of their respective Restricted Subsidiaries or any ERISA Affiliate, threatened, which would be asserted successfully against any Plan and, if so asserted successfully, would result in liability to the MLP, the Borrower or any of their respective Restricted Subsidiaries; (vii) the MLP, the Borrower, each of their respective Restricted Subsidiaries and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan; (viii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (ix) none of the MLP, the Borrower, nor any of their respective Restricted Subsidiaries, nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions; (x) each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (xi) all contributions required to be made with respect to a Non-U.S. Plan have been timely made; (xii) neither the MLP, the Borrower nor any of their respective Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan; and (xiii) the present value of the accrued benefit liabilities

(whether or not vested) under each Non-U.S. Plan, determined as of the end of the Borrower’s most recently ended Fiscal Year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.

Section 4.11.                         Ownership of Property; Insurance.

(a)                                 Each of the MLP, the Borrower and their respective Restricted Subsidiaries has (i) good title to, or valid leasehold, Easement or other interests in all of its real property and (ii) good title to all of its personal property, including its Other Assets, in each case material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet of the Borrower referred to in Section 4.4 or purported to have been acquired by the MLP, the Borrower or any of their respective Restricted Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business or as otherwise permitted pursuant to this Agreement), in each case free and clear of Liens prohibited by this Agreement.

(b)                                 Each of the MLP, the Borrower and their respective Restricted Subsidiaries owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the MLP, the Borrower and their respective Restricted Subsidiaries does not infringe in any material respect on the rights of any other Person.

(c)                                  The properties of the MLP, the Borrower and their respective Restricted Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower (other than captive insurance companies), in such amounts with such deductibles (including self insurance and captive insurance companies, to the extent applicable) and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the MLP, the Borrower or any applicable Restricted Subsidiary operates.

(d)                                 Except as disclosed to the Administrative Agent in writing, none of the MLP, the Borrower nor any of their respective Restricted Subsidiaries owns any Building or Manufactured (Mobile) Home on any of its Real Estate that is not Fee Owned Property of such Person.

Section 4.12.                         Disclosure.  As of the Closing Date, the Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the MLP, the Borrower or any of their respective Restricted Subsidiaries is subject, and all other matters known to any of them that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Information Memorandum and the reports (including, without limitation, all reports that the MLP is required to file with the Securities and Exchange Commission), financial statements, certificates or other information (in each case, other than projections and other forward-looking information and information of a general economic or industry-specific nature), furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished), taken as a whole, do not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each of the MLP and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projected financial information was prepared.

Section 4.13.                         Labor Relations.  Except as could not reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts or other material labor disputes or grievances against the MLP, the Borrower or any of their respective Restricted Subsidiaries, or, to the MLP’s or the Borrower’s knowledge, threatened against or affecting the MLP, the Borrower or any of their respective Restricted Subsidiaries, and no significant unfair labor practice charges or grievances are pending against the MLP, the Borrower or any of their respective Restricted Subsidiaries, or, to the MLP’s or the Borrower’s knowledge, threatened against any of them before any Governmental Authority.  All payments due from the MLP, the Borrower or any of their respective Restricted Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the MLP, the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14.                         Subsidiaries.  Schedule 4.14 sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the entity type for each Subsidiary of the Borrower and the other Loan Parties and identifies each Subsidiary as either a Restricted Subsidiary or Unrestricted Subsidiary, in each case as of the Closing Date.

Section 4.15.                         Solvency.  After giving effect to the execution and delivery of the Loan Documents, the making of the Loans under this Agreement and the consummation of the Formation Transactions, the Loan Parties are Solvent.

Section 4.16.                         Deposit and Disbursement Accounts.  Schedule 4.16 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each financial institution, the name in which the account is held, the type of the account, and the complete account number therefor.

Section 4.17.                         Collateral Documents.

(a)                                 The Guaranty and Security Agreement is effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral (as defined therein), and when UCC-1 financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Guaranty and Security Agreement, the Guaranty and Security Agreement shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of a UCC-1 financing statement) on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2.  When the certificates evidencing all Capital Stock pledged pursuant to the Guaranty and Security Agreement are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens in such Capital Stock shall be fully perfected first priority security interests, perfected by “control” as defined in the UCC.

(b)                                 When the filings in subsection (a) of this Section are made and when, if applicable, the Patent Security Agreements and the Trademark Security Agreements are filed in the United States Patent and Trademark Office and the Copyright Security Agreements are filed in the United States Copyright Office, the Guaranty and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Patents, Trademarks and Copyrights, if any, in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2.

(c)                                  Each Mortgage, when duly executed and delivered by the relevant Loan Party, will create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a valid and enforceable Lien on all of such Loan Party’s right, title and interest in and to the Real Estate of such Loan Party described in such Mortgage, and when such Mortgage is filed in the real estate records where the respective Mortgaged Property is located, such Mortgage shall publish notice of and establish of record the rights of the parties thereto and the security interest in that portion of the Mortgaged Property, to the extent the UCC is applicable thereto, constituting fixtures shall be perfected (be it by the filing of such Mortgage or as effected by a separate fixture filing in the relevant jurisdiction), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2.

Section 4.18.                         Material Agreements.  As of the Closing Date, (a) all Material Agreements of the MLP, the Borrower and their respective Restricted Subsidiaries are described on Schedule 4.18, and each such Material Agreement is in full force and effect, and (b) neither the MLP nor the Borrower has any knowledge of any pending amendments or threatened termination of any of the Material Agreements.  As of the Closing Date, the Borrower has delivered to the Administrative Agent a true, complete and correct copy of each Material Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).

Section 4.19.                         Anti-Corruption Laws and Sanctions.  Each of the MLP and the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the MLP, the Borrower, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the MLP, the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the MLP and the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the MLP, the Borrower, any of their respective Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the MLP and the Borrower, any agent of the MLP, the Borrower or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Credit Agreement will violate Anti-Corruption Laws or applicable Sanctions.

Section 4.20.                         Patriot Act.  Neither any Loan Party nor any of its respective Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto.  Neither any Loan Party nor any of its respective Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  None of the Loan Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that until Payment in Full of the Obligations:

Section 5.1.                                Financial Statements and Other Information.  The Borrower will deliver to the Administrative Agent, for delivery to each Lender:

(a)                                 as soon as available and in any event within one hundred five (105) days after the end of each Fiscal Year of the MLP, a copy of the annual audited report for such Fiscal Year for the MLP and its Subsidiaries, containing a consolidated balance sheet of the MLP and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the MLP and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (which comparative figures shall not be required for any Fiscal Year ending prior to the 2016 Fiscal Year), all in reasonable detail and reported on by Ernst & Young LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the MLP and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)                                 as soon as available and in any event within sixty (60) days after the end of each Fiscal Quarter (other than the last Fiscal Quarter in any Fiscal Year) of the MLP, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the MLP and its Subsidiaries for such Fiscal Quarter and the then-elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the MLP’s previous Fiscal Year (which comparative figures shall not be required for any Fiscal Quarter prior to first Fiscal Quarter of the 2016 Fiscal Year);

(c)                                  concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a Compliance Certificate signed by a Responsible Officer on behalf of the MLP (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Article VI, and (iii) specifying any change in the identity of the Restricted Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Restricted Subsidiaries identified to the Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be, and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of the Borrower and its Subsidiaries, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

(d)                                 as soon as available and in any event within sixty (60) days after the end of the calendar year, a budget for the succeeding Fiscal Year, containing an income statement, balance sheet and statement of cash flow;

(e)                                  concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a report showing the following data on all assets of the Borrower and its Restricted Subsidiaries:  asset identification numbers, states, tenants, industry/structure types, current rents, lease terms, easement terms and escalator details;

(f)                                   promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the MLP to its shareholders generally, as the case may be; and

(g)                                  promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the MLP or any of its Restricted Subsidiaries as the Administrative Agent or any Lender may reasonably request.

Notwithstanding anything herein to the contrary, each document required to be delivered pursuant to Sections 5.1(a), (b) and (g) may be delivered by (x) electronic mail or (y) Borrower providing a link to such document that Borrower has publicly filed with the Securities and Exchange Commission via its Electronic Data Gathering, Analysis, and Retrieval system, and such document shall be deemed delivered in the case of clause (y) on the date on which the Administrative Agent receives written notification of such posting (which notification may be made by electronic mail).

Section 5.2.                                Notices of Material Events.  The Borrower will furnish to the Administrative Agent, for delivery to each Lender prompt written notice of the following:

(a)                                 the occurrence of any Default or Event of Default;

(b)                                 the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any of its Restricted Subsidiaries which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)                                  the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability, in each case which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d)                                 promptly and in any event within fifteen (15) days after (i) the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of a Responsible Officer describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by the Borrower, such Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (ii) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower, any of its Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of the Borrower, any of its Subsidiaries or any ERISA Affiliate, a detailed written description thereof from a Responsible Officer, in each case of (i) and (ii) above, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(e)                                  the occurrence of any default or event of default, or the receipt by the Borrower or any of its Subsidiaries of any written notice of an alleged default or event of default, with respect to any Material Indebtedness of the Borrower or any of its Subsidiaries;

(f)                                   any material amendment or modification to any Material Agreement (together with a copy thereof), and prompt notice of any termination, expiration or loss of any Material Agreement that, individually or in the aggregate, could reasonably be expected to result in a reduction in Annualized Adjusted Consolidated EBITDA of the Loan Parties of 5% or more on a consolidated basis from the Annualized Adjusted Consolidated EBITDA for the most recent Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or Section 5.1(b) of this Agreement; and

(g)                                  any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

The Borrower will furnish to the Administrative Agent, for delivery to each Lender the following:

(x)                                 promptly and in any event at least ten (10) Business Days prior thereto (or such shorter period as the Administrative Agent shall agree), notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or legal structure, (iv) in any Loan Party’s federal taxpayer identification number or organizational number or (v) in any Loan Party’s jurisdiction of organization;

(y)                                 concurrently with the delivery of the financial statements pursuant to Section 5.1(a) or Section 5.1(b), a copy of any environmental report or site assessment obtained by or for the Borrower or any of its Restricted Subsidiaries during the Fiscal Quarter with respect to which such financial statements relate on any Real Estate held by any Loan Party.; and

(z)                                  concurrently with the delivery of the financial statements pursuant to Section 5.1(a) or Section 5.1(b) or in connection with any Permitted Acquisition from an Affiliate Fund, to the extent Borrower has knowledge of the same, notice of any Change in Law that has occurred since the date of the last report made pursuant to this subsection (z) such that any Mortgages to be assigned pursuant to such Permitted Acquisition or otherwise, as modified by an applicable form of Omnibus Mortgage Amendment, might not be effective to grant a mortgage Lien to the Secured Parties securing the Obligations in the same amount as on the Closing Date.

Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto.

Section 5.3.                                Existence; Conduct of Business.  The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3 or any disposition permitted under Section 7.6.

Section 5.4.                                Compliance with Laws.  The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.5.                                Payment of Obligations.  The Borrower will, and will cause each of its Restricted Subsidiaries to, pay and discharge at or before maturity all of its material obligations and liabilities (including, without limitation, all material taxes, assessments and other governmental charges, levies and all other material claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

Section 5.6.                                Books and Records.  The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrower in conformity with GAAP.

Section 5.7.                                Visitation and Inspection.  The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representative of the Administrative Agent or any Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower; provided that (a) so long as no Event of Default shall have occurred and be continuing, the Administrative Agent and the Lenders shall not make more than one such visit and inspection in any Fiscal Year; (b) if an Event of Default has occurred and is continuing, no prior notice shall be required and the limitation on the number of visits and inspections shall no longer apply; (c) any such inspection and examination, copies and discussions shall not be permitted to the extent it would violate confidentiality agreements or result in a loss of attorney-client privilege or claim of attorney work product so long as the Borrower notifies the Administrative Agent of such limitation and the reason therefor; and (d) any such inspection and examination, copies and discussions shall be subject to the terms of any applicable lease.  Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall not be required to pay the expense of any Person other than the Administrative Agent in connection with any visits or inspections under this Section 5.7.

Section 5.8.                                Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of the Borrower (other than captive insurance companies) insurance with respect to its properties and business, and the properties and business of its Restricted Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including, in any event, flood insurance to the extent required hereby), and will, upon request of the Administrative Agent, furnish to each Administrative Agent for delivery to each Lender at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by the Borrower and its Restricted Subsidiaries in accordance with this Section, and (c) at all times shall name the Administrative Agent as additional insured on all liability policies of the Borrower and its Restricted Subsidiaries and as loss payee (pursuant to a loss payee endorsement approved by the Administrative Agent) on all casualty and property insurance policies of the Borrower and its Restricted Subsidiaries.

Section 5.9.           Use of Proceeds; Margin Regulations.  The Borrower will use the proceeds of all Loans to finance the Formation Transactions, to fund Permitted Acquisitions, for Restricted Payments permitted pursuant to Section 7.5, for the purchase of the Existing Debt and any other Indebtedness assumed by the Lenders in connection with Permitted Acquisitions, to provide for working capital and capital expenditures and for other general corporate purposes of the Borrower and its Restricted Subsidiaries.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X.  All Letters of Credit will be used for general corporate purposes.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.10.        Casualty and Condemnation.  The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or preceding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the net cash proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.11.        Cash Management.  The Borrower shall, and shall cause its Restricted Subsidiaries to:

(a)           maintain its primary cash management and treasury business with SunTrust Bank or a Permitted Third Party Bank, including, without limitation, all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than (i) zero-balance accounts for the purpose of managing local disbursements, (ii) payroll, withholding and other fiduciary accounts, and (iii) petty cash account with aggregate balances not to exceed $250,000, all of which the Loan Parties may maintain without restriction) (each such deposit account, disbursement account, investment account and lockbox account, a “Controlled Account”); each Controlled Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which the Borrower and each of its Restricted Subsidiaries shall have granted a first priority Lien to the Administrative Agent, on behalf of the Secured Parties, perfected either automatically under the UCC (with respect to Controlled Accounts at SunTrust Bank) or subject to Control Account Agreements;

(b)           deposit promptly, and in any event no later than ten (10) Business Days after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other Collateral into Controlled Accounts, in each case except for cash and Permitted Investments the aggregate value of which does not exceed $500,000 at any time; and

(c)           at any time after the occurrence and during the continuance of an Event of Default, at the request of the Required Lenders, the Borrower will, and will cause each other Loan Party to, cause all payments constituting proceeds of accounts or other Collateral to be directed into lockbox accounts under agreements in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.12.        Additional Subsidiaries and Collateral.  Subject in all respects to the definition of Excluded Assets and Excluded Perfections,

(a)           in the event that, subsequent to the Closing Date, any Person becomes a Restricted Subsidiary, whether pursuant to formation, acquisition or otherwise, (x) the Borrower shall promptly notify the Administrative Agent and the Lenders thereof and (y) within thirty (30) days after such Person becomes a Restricted Subsidiary (subject to extension in the sole discretion of the Administrative Agent), the Borrower shall cause any such Restricted Subsidiary that is not a Foreign Subsidiary to become a new Guarantor and to grant Liens in favor of the Administrative Agent in all of its personal property by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, executing and delivering a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, as applicable, and authorizing and delivering, at the request of the Administrative Agent, such UCC-1 financing statements or similar instruments required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents.  In addition, within thirty (30) days after the date any Person becomes a Restricted Subsidiary (subject to extension in the sole discretion of the Administrative Agent), the Borrower shall, or shall cause the applicable Loan Party to (i) pledge all of the Capital Stock of such Restricted Subsidiary to the Administrative Agent as security for the Obligations by executing and delivering a supplement to the Guaranty and Security Agreement in form and substance satisfactory to the Administrative Agent, and (ii) deliver the original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank;

(b)           in the event that, subsequent to the Closing Date, any Person becomes a Foreign Subsidiary, whether pursuant to formation, acquisition or otherwise, (x) the Borrower shall promptly notify the Administrative Agent and the Lenders thereof and (y) to the extent such Foreign Subsidiary is owned directly by any Loan Party, within sixty (60) days after such Person becomes a Foreign Subsidiary (subject to extension in the sole discretion of the Administrative Agent), the Borrower shall, or shall cause the applicable Loan Party to (i) pledge all of the Capital Stock of such Foreign Subsidiary (or, if the Foreign Subsidiary is a CFC, 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of such Foreign Subsidiary, as applicable) to the Administrative Agent as security for the Obligations pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent, (ii) deliver the original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank and (iii) deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and legal opinions) and to take all such other actions as the Administrative Agent may reasonably request;

(c)           in the event that, subsequent to the Closing Date, the Borrower or any Loan Party shall acquire (x) the Capital Stock of an Affiliate Fund or a Subsidiary of an Affiliate Fund or (y) any Real Estate from an Affiliate Fund or a Subsidiary of an Affiliate Fund, the Borrower shall, or shall cause the relevant Loan Party to, substantially contemporaneously with the consummation of such Permitted Acquisition (or such later period as the Administrative Agent shall agree), deliver to the Administrative Agent, each of the following documents, each either substantially similar in form and substance to the form of documents delivered connection with the Formation Transactions, or reasonably satisfactory to the Administrative Agent:

(i)            a counterpart of an Amendment Agreement duly executed by or on behalf of each party thereto;

(ii)           an assignment agreement, in form and substance substantially similar to the Fund A Assignment or otherwise reasonably acceptable to the Administrative Agent,

assigning any loans of such Affiliate Fund or Subsidiary of such Affiliate Fund to the Administrative Agent for the benefit of the Lenders, duly executed and delivered by or on behalf of the applicable parties thereto;

(iii)          an Omnibus Mortgage Amendment with respect to the Assigned Existing Mortgages being assigned to the Administrative Agent in connection with the applicable Permitted Acquisition, duly executed and delivered by or on behalf of the applicable parties thereto;

(iv)          Mortgage Assignments with respect to the Assigned Existing Mortgages being assigned to the Administrative Agent in connection with the applicable Permitted Acquisition in form and substance substantially similar to the Fund A Mortgage Assignment or otherwise reasonably acceptable to the Administrative Agent, duly executed and delivered by or on behalf of the applicable parties thereto;

(v)           upon the request of the Administrative Agent, an Assignment Endorsement and a Modification Endorsement to one existing title insurance policy, selected by the Administrative Agent in its sole discretion, in each state in which any Mortgaged Property under the Assigned Existing Mortgages being assigned to the Administrative Agent in connection with the applicable Permitted Acquisition is located (including, at the request of the Administrative Agent, in any Covered State), insuring that the Assigned Existing Mortgage covered thereby, as amended by the applicable Omnibus Mortgage Amendment, grants valid and enforceable mortgage Liens in favor of the Administrative Agent on the Mortgaged Property covered by such Assigned Existing Mortgage; provided that with respect to any Mortgaged Property in any Covered State, the Administrative Agent shall not make any such requests if an Assignment Endorsement and Modification Endorsement has been delivered with respect to such Covered State during the twelve-month period prior to such Permitted Acquisition; provided further, that notwithstanding the foregoing proviso, the Administrative Agent may make any such requests if it reasonably believes that a Change in Law has occurred such that the Mortgages in such Covered State that are being assigned in connection with the applicable Acquisition, as modified by the existing form of Omnibus Mortgage Amendment, may not be effective to grant a mortgage Lien in such Covered State to the Secured Parties securing the Obligations in the amount of (A) $390,000,000 or (B) with respect to Covered States where a mortgage recording tax was paid based on the secured amount in an Existing Mortgage prior to the assignment of such Existing Mortgage to the Administrative Agent in connection with the applicable Permitted Acquisition, the secured amount in such applicable Existing Mortgage.  For the avoidance of doubt, with respect to any Existing Mortgage to which clause (B) above applies, once such Existing Mortgage is assigned to the Administrative Agent hereunder and modified by the existing form of Omnibus Mortgage Amendment, the secured amount therein will remain the same as in such Existing Mortgage prior to the assignment and modification thereof;

(vi)          access to digital copies of any existing Phase I Environmental Site Assessment Reports that such Affiliate Fund or Subsidiary of an Affiliate Fund has and that cover properties subject to any Existing Mortgage with respect to the applicable Permitted Acquisition;

(vii)         to the extent not covered by the assignment delivered pursuant to subsection (ii) above, copies of the duly executed payoff letters or assignments of existing debt in connection with the applicable Permitted Acquisition, executed by the administrative agent under the applicable existing credit agreement being assigned in connection with the applicable Permitted Acquisition, together with (a) UCC-3 assignments or other appropriate termination statements, either assigning or releasing all liens of the applicable existing lenders upon any of the personal property of the applicable Affiliate Fund or its Subsidiaries, (b) assignments, cancellations or releases, assigning or releasing all liens of the applicable existing lenders upon any of the real property of the applicable Affiliate Fund or its Subsidiaries, and (c) any other assignments, releases, terminations or other documents reasonably required by the Administrative Agent to evidence the assignment of the applicable existing debt; and

(d)           the Borrower agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section, the Administrative Agent shall have a valid and enforceable, first priority perfected Lien on the property required to be pledged pursuant to this Section (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Collateral Documents or UCC-1 financing statements, or possession of such Collateral), free and clear of all Liens other than Liens expressly permitted by Section 7.2.  All actions to be taken pursuant to this Section shall be at the expense of the Borrower or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Administrative Agent.

Section 5.13.        MLP Guaranty.  The MLP shall at all times (a) unconditionally guarantee the prompt payment and performance of the Obligations and (b) grant a perfected, first priority security interest in and Lien on all of its assets, including the Capital Stock of the Borrower owned by the MLP, to the Administrative Agent for the benefit of the Secured Parties as security for the Obligations, in each case pursuant to the Guaranty and Security Agreement; provided that recourse to the MLP under such Guaranty and Security Agreement shall extend solely to the assets of the MLP (including the Capital Stock of the Borrower owned by the MLP) and shall in no case extend to the General Partner or to any assets of the General Partner.

Section 5.14.        Further Assurances.  The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.  The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

Section 5.15.        Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a)           Unless designated after the Closing Date in writing to the Administrative Agent pursuant to this Section 5.15, any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries after the Closing Date shall be classified as a Restricted Subsidiary.

(b)           The Borrower may designate any Subsidiary (including a newly formed or newly acquired Subsidiary) as an Unrestricted Subsidiary, provided that (i) any such designation shall be deemed to be an Investment on the date of such designation in an Unrestricted Subsidiary in an amount equal to the sum of the (A) the fair market value of the outstanding Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary and (B) the aggregate principal amount of any Indebtedness owed by such Unrestricted Subsidiary to the Borrower and its Restricted Subsidiaries immediately prior to such designation, all calculated, on a consolidated basis in accordance with GAAP, (ii) the representations and warranties of the Loan Parties contained in each of the Loan Documents shall be true and correct in all material respects on and as of the date of such designation as if made on and as of such date or, if stated to have been made expressly as of an earlier date, were true and correct all material respects as of such earlier date (except to the extent that any such representations are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct in all respects), (iii) after giving effect to such designation, no Default or Event of Default would exist, (iv) immediately after giving effect to such designation, the Borrower and its Restricted Subsidiaries shall be in compliance with the Incurrence Test, (v) such Subsidiary shall be treated as an “Unrestricted Subsidiary” for purposes of any indenture or agreement governing notes which is permitted under the terms of this Agreement and to which any Loan Party is or becomes a party, (vi) the Investment represented by such designation shall be permitted under Section 7.4(o) and (vii) the Borrower shall provide to the Administrative Agent an Officer’s Certificate in form reasonably satisfactory to the Administrative Agent to the effect that each of the foregoing conditions has been satisfied.  Except as provided in this Section, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

(c)           The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct all material respects on and as of the date of such designation as if made on and as of the date of such designation or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such earlier date (except to the extent that any such representations are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct in all respects), (ii) after giving effect to such designation, no Default or Event of Default would exist and (iii) immediately after giving effect to such designation, the Borrower and its Restricted Subsidiaries shall be in compliance with the Incurrence Test.

Section 5.16.        Interest Rate Protection.  Commencing as promptly as practicable, and in any event within 120 days after the Closing Date, the Borrower will maintain in effect at all times one or more Hedging Transactions on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be to fix or limit the interest cost to the Borrower such that either as a result of such Hedging Transactions or fixed rate Indebtedness of the Borrower and its Restricted Subsidiaries, at no time will less than 50% of all Indebtedness of the Borrower and its Restricted Subsidiaries effectively be fixed rate Indebtedness for any period of ninety (90) consecutive days.

ARTICLE VI

FINANCIAL COVENANTS

The Borrower covenants and agrees that until Payment in Full of the Obligations:

Section 6.1.           Leverage Ratio.  The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 2014, a Leverage Ratio of not greater than 8.5:1.0; provided that, upon the consummation of a Permitted Acquisition, subject to compliance with the Specified Exception Conditions, the Borrower may elect to take a Specified Exception to the Leverage Ratio, with such Specified Exception to be effective only during the Specified Exception Effective Period.

Section 6.2.           Interest Coverage Ratio.  The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on December 31, 2014, an Interest Coverage Ratio of not less than 2.0:1.0.

ARTICLE VII

NEGATIVE COVENANTS

The Borrower and, where applicable, the MLP, each covenant and agree that until Payment in Full of the Obligations:

Section 7.1.           Indebtedness and Preferred Equity.  Neither the MLP nor the Borrower will, and the Borrower will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness created pursuant to the Loan Documents;

(b)           Indebtedness of the MLP, the Borrower and its Restricted Subsidiaries existing on the date hereof and set forth on Schedule 7.1 and any Permitted Refinancing thereof;

(c)           Indebtedness of the MLP or the Borrower owing to any Restricted Subsidiary and of any Restricted Subsidiary owing to the MLP, the Borrower or any other Restricted Subsidiary;

(d)           Guarantees by the MLP or the Borrower of Indebtedness of the MLP, the Borrower or any Subsidiary and by any Restricted Subsidiary of Indebtedness of the MLP, the Borrower or any other Subsidiary; provided that Guarantees by any Loan Party of Indebtedness of any Unrestricted Subsidiary shall be subject to Section 7.4;

(e)           Hedging Obligations permitted by Section 7.10;

(f)            Indebtedness of any Loan Party or Restricted Subsidiary to any Unrestricted Subsidiary that is permitted pursuant to Section 7.4;

(g)           Indebtedness secured by a Lien permitted pursuant to Section 7.2(g) and any Permitted Refinancing thereof; provided that after giving effect to the incurrence or assumption of such Indebtedness, the Borrower shall be in compliance with the Incurrence Test;

(h)           Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(i)            Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(j)            Indebtedness of the MLP, the Borrower or its Restricted Subsidiaries in the form of senior unsecured notes in an aggregate amount not to exceed at any one time outstanding (i) at a time occurring during a period that is not an EBITDA Threshold Period, $10,000,000 and (ii) at a time occurring during an EBITDA Threshold Period, $20,000,000; provided that (A) after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the Borrower shall be in compliance with the Incurrence Test and (B) the maturity date for and any amortization of such Indebtedness shall not be or begin earlier than the date that is one year after the Maturity Date;

(k)           Indebtedness of the MLP, the Borrower or its Restricted Subsidiaries in the form of subordinated unsecured notes in an aggregate amount not to exceed at any one time outstanding (i) at a time occurring during a period that is not an EBITDA Threshold Period, $10,000,000 and (ii) at a time occurring during an EBITDA Threshold Period, $20,000,000; provided that (A) after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the Borrower shall be in compliance with the Incurrence Test and (B) the maturity date for and any amortization of such Indebtedness shall not be or begin earlier than the date that is one year after the Maturity Date;

(l)            other unsecured Indebtedness of the MLP, the Borrower or its Restricted Subsidiaries in the form of senior or subordinated unsecured notes; provided that (i) after giving effect to the incurrence of such Indebtedness and the application of the proceeds thereof, the Borrower shall be in compliance with the Incurrence Test, (ii) the maturity date for and any amortization of such Indebtedness shall not be or begin earlier than the date that is one year after the Maturity Date, (iii) any such Indebtedness whether in the form of either senior or subordinated unsecured notes shall otherwise be on terms and conditions no more restrictive than the terms and conditions contained herein and (iv) with respect to any subordinated Indebtedness issued pursuant to this subsection (l), such Indebtedness shall (A) be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent, (B) be on terms and conditions less restrictive than the terms and conditions contained herein, and (C) any financial covenants contained in such Indebtedness shall be less restrictive than those contained herein to the same degree as is customary based on market conditions at the time of the issuance of such Indebtedness.

The Borrower will not, and will not permit any Restricted Subsidiary to, issue any Disqualified Capital Stock.

Section 7.2.           Liens.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a)           Liens securing the Obligations; provided that no Liens may secure Hedging Obligations or Bank Product Obligations without securing all other Obligations on a basis at least pari passu with such Hedging Obligations or Bank Product Obligations and subject to the priority of payments set forth in Section 2.20 and Section 8.2;

(b)           Permitted Encumbrances;

(c)           Liens on any property or asset of the Borrower or any of its Restricted Subsidiaries existing on the date hereof and set forth on Schedule 7.2; and Permitted Refinancings with respect to such obligations; provided that such Liens shall not apply to any other property or asset of the Borrower or any Subsidiary;

(d)           Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(e)           Liens on cash and Permitted Investments deposited to discharge, redeem or defease Indebtedness that was permitted to so be repaid;

(f)            (i) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries and (ii) restrictions on transfers of assets that are subject to sale or transfer pursuant to purchase and sale arrangements, in each case under this clause (f) in connection with any letter of intent or purchase agreement in respect of an Acquisition, Investment or disposition permitted by this Agreement;

(g)           Liens on or in any equipment to secure the purchase price or the cost of such equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition, of such equipment (including Liens securing any Capital Lease Obligations); provided that (i) any such Lien secures Indebtedness permitted by Section 7.1(g), (ii) any such Lien attaches to such asset concurrently or within ninety (90) days after the acquisition thereof (or, in the case of a Permitted Refinancing, at the time of such Permitted Refinancing), (iii) any such Lien does not extend to any other asset other than accessions to such asset and reasonable extensions of such asset, and (iv) the Indebtedness secured thereby does not exceed the cost (including interest costs) of acquiring such fixed or capital assets;

(h)           licenses and sub-licenses of Intellectual Property in the ordinary course of business;

(i)            in the case of any joint ventures, any put and call arrangements or restrictions on Disposition related to its Capital Stock set forth in its organizational documents or any related joint venture or similar agreement; and

(j)            Liens on insurance policies and proceeds and premiums thereof or related thereto, securing Indebtedness permitted under Section 7.1(i).

Section 7.3.           Fundamental Changes.

(a)           The Borrower will not, and will not permit any of its Restricted Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (i) the Borrower may merge or consolidate with a Person if the Borrower is the surviving Person; (ii) a Restricted Subsidiary that is a Loan Party may merge or consolidate with a Person if the surviving Person is or becomes a Loan Party; and (iii) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with another Restricted Subsidiary that is not a Loan Party.

(b)           The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the date hereof and businesses reasonably related thereto and reasonable extensions thereof.

Section 7.4.           Investments, Loans.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit (all of the foregoing being collectively called “Investments”), except:

(a)           Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries);

(b)           Permitted Investments;

(c)           Guarantees by the Borrower and its Restricted Subsidiaries constituting Indebtedness permitted by Section 7.1; provided that (i) the aggregate amount of Indebtedness of Unrestricted Subsidiaries that is Guaranteed by any Loan Party or any Restricted Subsidiary shall be subject to the proviso to subsection (d) of this Section and (ii) the aggregate amount of Indebtedness of Foreign Subsidiaries that is Guaranteed by any Loan Party or any other Foreign Subsidiary shall be subject to the proviso to subsection (e) of this Section;

(d)           Investments made by the Borrower or any Restricted Subsidiary in or to any Unrestricted Subsidiary; provided that both before and after giving effect to any Investment made pursuant to this subsection (d), the Borrower shall be in compliance with the Incurrence Test;

(e)           Investments made by the Borrower in or to any Restricted Subsidiary and by any Restricted Subsidiary to the Borrower or in or to another Restricted Subsidiary; provided that both before and after giving effect to any Investment made pursuant to this subsection (e), the Borrower shall be in compliance with the Incurrence Test;

(f)            loans or advances to employees, officers or directors of the MLP, the Borrower or any of its Restricted Subsidiaries in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed $1,000,000 at any time outstanding;

(g)           Hedging Transactions permitted by Section 7.10;

(h)           the Formation Transactions;

(i)            Permitted Acquisitions;

(j)            the sale or other disposition of assets to a Securitization Subsidiary in connection with a Permitted Securitization Transaction;

(k)           (i) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP and (ii) moving, entertainment and travel expenses, drawing accounts and similar expenditures made to officers, directors and employees in the ordinary course of business, not to exceed $250,000 in the aggregate at any time outstanding;

(l)            Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(m)          any Investment consisting of prepaid expenses, negotiable instruments held for collection and lease, endorsements for deposit or collection in the ordinary course of business, utility or workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(n)           licenses and sublicenses of Intellectual Property in the ordinary course of business; and

(o)           other Investments not to exceed $5,000,000 in the aggregate at any time outstanding; provided that both before and after giving effect to any Investment made pursuant to this subsection (o), the Borrower shall be in compliance with the Incurrence Test.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but determined net of all payments received with respect to such Investment whether constituting sale proceeds thereof, dividends, distributions, interest, return of capital or otherwise, and the amount of any Investment constituting a Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

Section 7.5.           Restricted Payments.  The MLP and the Borrower will not, and will not permit any of their Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)           Restricted Payments by the MLP up to the amount of Available Cash; provided that both before and after giving effect to any Restricted Payment made pursuant to this subsection (a), (i) no Default or Event of Default shall have occurred or be continuing and (ii) the Borrower shall be in compliance with the Incurrence Test, as demonstrated by a Pro Forma Compliance Certificate delivered to the Administrative Agent;

(b)           Restricted Payments made by (i) the Borrower to the MLP, and (ii) any Restricted Subsidiary to the Borrower or to another Restricted Subsidiary that is a wholly-owned Subsidiary of the Borrower;

(c)           Restricted Payments made by any Restricted Subsidiary to the owners of the Capital Stock of such Restricted Subsidiary, pro rata based on the ownership of Capital Stock of such Restricted Subsidiary;

(d)           Restricted Payments payable by the MLP, the Borrower or any Restricted Subsidiary solely in interests of any of its Capital Stock other than Disqualified Capital Stock;

(e)           repurchases, redemptions or other acquisitions or retirements for value of (or Restricted Payment to the MLP to permit the MLP to repurchase, redeem or otherwise acquire or retire) any Capital Stock of the MLP, the Borrower or any of its Restricted Subsidiaries held by any current or former officer, director, consultant, or employee of the MLP, the Borrower or any Subsidiary of the Borrower or, to the extent such Capital Stock was issued as compensation for services rendered on behalf of the MLP, the Borrower or any other Loan Party, any employee of the MLP, pursuant to any equity subscription agreement, stock option agreement, shareholders’, members’ or partnership agreement or similar agreement, plan or arrangement or any Plan and the Borrower and Restricted Subsidiaries may declare and pay Restricted Payments to the MLP, the Borrower or any other Restricted Subsidiary of the Borrower the proceeds of which are used for such purposes; provided, that the aggregate amount of such purchases or redemptions in cash under this Section 7.5(e) shall not exceed in any fiscal year $5,000,000 (plus the amount of net proceeds received by the MLP or the Borrower during such calendar year from sales of Capital Stock of the MLP to directors, consultants, officers or employees of the MLP, the Borrower or any of its Affiliates in connection with permitted employee compensation and incentive arrangements); provided that both before and after giving effect to any Restricted Payment made pursuant to this subsection (e), (i) no Default or Event of Default shall have occurred or be continuing and (ii) the Borrower shall be in compliance with the Incurrence Test;

(f)            payment of management fees permitted to be paid pursuant to Section 7.7; provided that both before and after giving effect to any Restricted Payment made pursuant to this subsection (f), (i) no Default or Event of Default shall have occurred or be continuing and (ii) the Borrower shall be in compliance with the Incurrence Test;

(g)           any payments of principal and interest with respect to Indebtedness subordinated in right of payment to the Obligations, but only to the extent that such payments are permitted pursuant to the applicable subordination agreement and payments of principal, interest, fees and premiums thereon funded with proceeds of a Permitted Refinancing permitted pursuant to Section 7.1; and

(h)           the MLP, the Borrower and the Restricted Subsidiaries may make Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or, warrants or rights or upon the conversion or exchange of or into Capital Stock of the MLP.

Section 7.6.           Sale of Assets.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its assets, business or property or, in the case of any Restricted Subsidiary, any shares of such Restricted Subsidiary’s Capital Stock (each a “Disposition”), in each case whether now owned or hereafter acquired, to any Person other than the Borrower or a Restricted Subsidiary, except:

(a)           the Disposition of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

(b)           the Disposition of Permitted Investments in the ordinary course of business;

(c)           the Disposition of Other Assets, Easements or Fee Owned Properties (or 100% of the Capital Stock of any Restricted Subsidiary that owns Other Assets, Easements or Fee Owned Properties) for fair market value; provided that before and after giving effect to such Disposition (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower shall be in compliance with the Incurrence Test;

(d)           Dispositions consisting of (i) Investments permitted pursuant to Section 7.4(d), Section 7.4(e), Section 7.4(j), or Section 7.4(o) and (ii) Restricted Payments permitted pursuant to Section 7.5(b), Section 7.5(c) or Section 7.5(d); and

(e)           the sale or other disposition of assets to a Securitization Subsidiary in connection with a Permitted Securitization Transaction.

Section 7.7.           Transactions with Affiliates.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)           at prices and on terms and conditions, taken as a whole, not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)           the Formation Transactions;

(c)           the Permitted Acquisitions that are approved in accordance with the provisions of the MLP Partnership Agreement;

(d)           transactions between or among the Borrower and any Restricted Subsidiary not involving any other Affiliates;

(e)           any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing, that is (i) in the good faith determination of the Borrower, qualified to render such letter and (ii) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms, taken as a whole, that are no less favorable to the Borrower or applicable Restricted Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person that is an unrelated third party;

(f)            employment and severance arrangements between the Borrower or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to equity incentive plans and employee benefit plans and arrangements;

(g)           the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the MLP, the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership, management or operation of the MLP, the Borrower and its Subsidiaries;

(h)           transactions approved by the Conflicts Committee;

(i)            transactions contemplated by or otherwise authorized in accordance with the terms of the MLP Partnership Agreement or the Omnibus Agreement;

(j)            transactions existing on the date hereof and set forth on Schedule 7.7;

(k)           any Investment permitted by Section 7.4;

(l)            any Restricted Payment permitted by Section 7.5; and

(m)          the provision of cash management or other corporate services to an Unrestricted Subsidiary by the Borrower or a Restricted Subsidiary.

Section 7.8.           Restrictive Agreements.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any of its Restricted Subsidiaries to create, incur or permit any Lien as security for the Obligations upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any of its Restricted Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any other Restricted Subsidiary thereof, to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary thereof or to transfer any of its property or assets to the Borrower or any other Restricted Subsidiary thereof; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is sold and such sale is permitted hereunder, (iii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and the obligors with respect to such Indebtedness, (iv) clause (a), and to the extent that it relates to a dividend or distribution of the lease or any interest therein, clause (b) above shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (v) the foregoing shall not apply to restrictions contained in any other Indebtedness permitted pursuant to Section 7.1(b), to the extent the restrictions thereunder are no more restrictive, in any material respect, than such restrictions contained in such Indebtedness on the Closing Date; (vi) the foregoing shall not apply to restrictions contained in any Indebtedness permitted pursuant to Section 7.1(j), (k) or (l), to the extent the restrictions thereunder are no more restrictive than such restrictions contained herein; (vii) the foregoing shall not apply to customary restrictions on the disposition of equity interests in a joint venture in the agreements governing such joint venture arrangement; and (viii) the foregoing shall not apply to customary non-assignment provisions in contracts or other customary restrictions arising under licenses and other contracts entered into in the ordinary course of business; provided that such restrictions are limited to assets subject to such licenses and contracts.

Section 7.9.           Sale and Leaseback Transactions.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 7.10.        Hedging Transactions.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Transaction, other than (a) Hedging Transactions required by Section 5.16 and (b) Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any of its Restricted Subsidiaries is exposed in the conduct of its business or the management of its liabilities.  Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrower or any of its Restricted Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (ii) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

Section 7.11.        Amendment to Material Documents.  Neither the MLP nor the Borrower will, and the Borrower will not permit any of its Restricted Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents, or (b) any Material Agreements, in each case under this Section 7.11 in any manner that would have a material and adverse effect on the Lenders, the Administrative Agent and the Issuing Banks.

Section 7.12.        Activities of the MLP.  The MLP shall not at any time own any material operating assets other than (a) the Capital Stock of the Borrower, (b) the Capital Stock of any Subsidiary formed and used solely to act as a corporate co-issuer of Indebtedness permitted by Section 7.1(j) and (c) indirectly through ownership of the Borrower, Capital Stock of the Borrower’s Subsidiaries.

Section 7.13.        Accounting Changes.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any of its Restricted Subsidiaries, except to change the fiscal year of a Restricted Subsidiary to conform its fiscal year to that of the Borrower.

Section 7.14.        Unrestricted Subsidiaries.  The Borrower will not, and will not permit any of the Restricted Subsidiaries to, guarantee any Indebtedness or other obligations of any Unrestricted Subsidiary, other than (i) to the extent permitted by Section 7.4, (ii) to issue any Letter of Credit hereunder for the account of or supporting the obligations of an Unrestricted Subsidiary and (iii) guarantees of performance obligations of any Unrestricted Subsidiary arising in the ordinary course of business and related to the operation of such Unrestricted Subsidiary’s business; provided that, for the avoidance of doubt, no such Guarantee under the forgoing clause (iii) shall, directly or indirectly,

(A) benefit the holder of Indebtedness of such Unrestricted Subsidiary or (B) guarantee payment obligations of an Unrestricted Subsidiary, including accounts payable and capital expenditures, or payment obligations related to the purchase, construction or development of property.  The Borrower will not permit any Unrestricted Subsidiary to hold any Capital Stock in, or any Indebtedness of, any Restricted Subsidiary, other than such Indebtedness that is permitted under this Agreement.

Section 7.15.        Government Regulation.  The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1.           Events of Default.  If any of the following events (each, an “Event of Default”) shall occur:

(a)           the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under subsection (a) of this Section or an amount related to a Bank Product Obligation) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

(c)           any representation or warranty made or deemed made by or on behalf of the Borrower or any Loan Party in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by “Material Adverse Effect” or other materiality, which representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or

(d)           the Borrower or, where applicable, the MLP, shall fail to observe or perform any covenant or agreement contained in Section 5.2(a), Section 5.2(e) or Section 5.3 (with respect to the Borrower’s legal existence) or Article VI or VII; or

(e)           (i) any Loan Party shall fail to observe or perform any covenant or agreement contained in Section 5.1 or Section 5.2 (other than Section 5.2(a) or Section 5.2(e)) of this Agreement and such failure shall remain unremedied for ten (10) Business Days after the earlier of (A) any officer of the Borrower becomes aware of such failure, or (B) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or (ii) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b), (d) and (e)(i) of this Section) or any other Loan Document or related to any Bank Product Obligation, and such failure shall remain unremedied for thirty (30) days after the earlier of (A) any officer of the Borrower becomes aware of such failure, or (B) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(f)            (i) the Borrower or any of its Restricted Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness (other than any Hedging Obligation) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof (in each case, excluding (A) any prepayment or redemption requirements in connection with a Disposition permitted under this Agreement of assets that secure Material Indebtedness to the extent such Material Indebtedness is repaid in connection with such sale and (B) any offer to prepay or redeem Indebtedness of any Person or securing any assets acquired in an acquisition permitted pursuant to this Agreement) or (ii) there occurs under any Hedging Transaction an Early Termination Date (as defined in such Hedge Transaction) resulting from (A) any event of default under such Hedging Transaction as to which the Borrower or any of its Restricted Subsidiaries is the Defaulting Party (as defined in such Hedging Transaction) and the Hedge Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount or (B) any Termination Event (as so defined) under such Hedging Transaction as to which the Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount and is not paid; or

(g)           the MLP, the Borrower or any of the Borrower’s Restricted Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (h) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the MLP, the Borrower or any such Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the MLP, the Borrower or any of the Borrower’s Restricted Subsidiaries or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the MLP, the Borrower or any of the Borrower’s Restricted Subsidiaries or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)            the Borrower or any of its Restricted Subsidiaries shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(j)            an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Borrower and its Restricted Subsidiaries; or

(k)           any judgment or order for the payment of money in an aggregate amount that is not covered in insurance in excess of the Threshold Amount shall be rendered against the Borrower or any of its Restricted Subsidiaries, and either (a) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce such judgment or (b) there shall be a period of thirty (30) consecutive days during which (i) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (ii) such judgment or order shall remain undischarged, unvacated or unbonded; or

(l)            any non-monetary judgment or order shall be rendered against the Borrower or any of its Restricted Subsidiaries that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which (i) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (ii) such judgment or order shall remain undischarged or unvacated; or

(m)          a Change in Control shall occur or exist; or

(n)           any provision of the Guaranty and Security Agreement or any other Collateral Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation under the Guaranty and Security Agreement or any other Collateral Document (other than the release of any guaranty or collateral to the extent permitted pursuant to Section 9.11); or

(o)           any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Collateral Documents (other than as a result of the failure by the Administrative Agent to take any action within its control);

then, and in every such event (other than an event with respect to the Borrower or the MLP described in subsection (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (g) or (h) with respect to the Borrower or the MLP shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 8.2.           Application of Proceeds from Collateral.  All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows:

(a)           first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(b)           second, to the fees and other reimbursable expenses of the Administrative Agent, the Swingline Lender and the Issuing Bank then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c)           third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(d)           fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;

(e)           fifth, to the aggregate outstanding principal amount of the Loans, the LC Exposure, the Bank Product Obligations and the Net Mark-to-Market Exposure of the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, LC Exposure, Bank Product Obligations and Net Mark-to-Market Exposure of such Hedging Obligations;

(f)            sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is at least 103% of the LC Exposure after giving effect to the foregoing clause fifth; and

(g)           seventh, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clauses fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Bank and the Lenders as cash collateral for the LC Exposure, such account to be administered in accordance with Section 2.21(g).  All cash collateral for LC Exposure shall be applied to satisfy drawings under the Letters of Credit as they occur; if any amount remains on deposit on cash collateral after all letters of credit have either been fully drawn or expired, such remaining amount shall be applied to other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, (a) no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (b) Bank Product

Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be.  Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1.           Appointment of the Administrative Agent.

(a)           Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto.  The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

(b)           Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuing Bank with respect thereto; provided that each Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such Issuing Bank.

Section 9.2.           Nature of Duties of the Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

Section 9.3.           Lack of Reliance on the Administrative Agent.  Each of the Lenders, the Swingline Lender and the Issuing Banks acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders, the Swingline Lender and the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 9.4.           Certain Rights of the Administrative Agent.  If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5.           Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person.  The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6.           The Administrative Agent in its Individual Capacity.  The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.  The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 9.7.           Successor Administrative Agent.

(a)           The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower; provided that no Default or Event of Default shall exist at such time.  If no successor Administrative Agent shall have been so appointed, and if required approved, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.

(b)           Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  If, within forty-five (45) days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint (and if the Borrower’s approval is required, the Borrower approves) a successor Administrative Agent as provided above.  After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

(c)           In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.25(b), then any Issuing Bank and the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as an Issuing Bank or as the Swingline Lender, as the case may be, effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).

Section 9.8.           Withholding Tax.  To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting any obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.9.           The Administrative Agent May File Proofs of Claim.

(a)           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)           Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10.        Authorization to Execute Other Loan Documents.  Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Collateral Documents and any subordination agreements) other than this Agreement.

Section 9.11.        Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion (and the Administrative Agent hereby agrees for the benefit of the Loan Parties):

(a)                                 to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Payment in Full of all Obligations, (ii) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2; and

(b)                                 to release any Loan Party from its obligations under the applicable Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section.  In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.

Section 9.12.                         Documentation Agent; Syndication Agent.  Each Lender hereby designates Cadence Bank, ViewPoint Bank and Raymond James Bank, N.A. as a Co-Documentation Agent and agrees that no Co-Documentation Agent shall have any duties or obligations under any Loan Documents to any Lender or any Loan Party.  Each Lender hereby designates Texas Capital Bank, N.A. as Syndication Agent and agrees that the Syndication Agent shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party.

Section 9.13.                         Right to Realize on Collateral and Enforce Guarantee.  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 9.14.                         Secured Bank Product Obligations and Hedging Obligations.  No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.

ARTICLE X

MISCELLANEOUS

Section 10.1.                         Notices.

(a)                                 Written Notices.

(i)                                     Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrower:	Landmark Infrastructure Operating Company LLC
2141 Rosecrans Ave, Ste 2100
El Segundo, CA 90245
Attention: George Doyle, Chief Financial Officer and Treasurer
Telecopy Number: 310-361-5791

With a copy to (for informational
purposes only):	Latham & Watkins, LLP
355 South Grand Avenue
Los Angeles, California 90071
Attn: Glen B. Collyer, Esq.
Fax No.: 213-891-8763

To the Administrative Agent:	SunTrust Bank
c/o SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road, NE
A-Atlanta-2020
Atlanta, Georgia 30326
Attention: Cynthia Burton
Telecopier: (404) 439-7409

With a copy to (for informational
purposes only):	SunTrust Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Doug Weltz
Telecopy Number: (404) 221-2001

To SunTrust Banks as an Issuing
Bank:	SunTrust Bank
245 Peachtree Center Avenue/ Mail Code 3706 / 17th Floor
Atlanta, Georgia 30303
Attention: Standby Letter of Credit Dept.
Telecopy Number: (404) 588-8129

To the Swingline Lender:	SunTrust Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Doug Weltz
Telecopy Number: (404) 221-2001

To any other Lender:	the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to the Administrative Agent, the Issuing Banks or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section.

(ii)                                  Any agreement of the Administrative Agent, any Issuing Bank or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower.  The Administrative Agent, each Issuing Bank and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Banks and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, any Issuing Bank or any Lender in reliance upon such telephonic or facsimile notice.  The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, any Issuing Bank or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, any Issuing Bank or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, such Issuing Bank and such Lender to be contained in any such telephonic or facsimile notice.

(b)                                 Electronic Communications.

(i)                                     Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II unless such Lender, such Issuing Bank, as applicable, and the Administrative Agent have agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)                                  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 10.2.                         Waiver; Amendments.

(a)                                 No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law.  No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b)                                 No amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee Letter), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, or the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:

(i)                                     increase the Commitment of any Lender without the written consent of such Lender;

(ii)                                  reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby;

(iii)                               postpone the date fixed for any payment of any principal of, or interest (other than Default Interest) on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender directly affected thereby;

(iv)                              change Section 2.20(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly affected thereby;

(v)                                 change any of the provisions of this subsection (b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender directly affected thereby;

(vi)                              release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender directly affected thereby; or

(vii)                           release all or substantially all collateral (if any) securing any of the Obligations, without the written consent of each Lender directly affected thereby;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or any Issuing Bank without the prior written consent of such Person.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender).  Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Section 10.3.                         Expenses; Indemnification.

(a)                                 The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Sole Lead Arranger and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one primary outside counsel and one local counsel in each applicable jurisdiction not covered by the primary outside counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and the Commitment Letter and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated); provided that if any counsel other than the primary outside counsel for the Administrative Agent and its Affiliates is consulted in connection with any Incremental

Commitment, the Borrower shall not be required to pay any such fees, charges or disbursements of such counsel unless a Change in Law shall have occurred such that the Mortgages assigned in connection with any applicable Acquisition as modified by the applicable existing form of Omnibus Mortgage Amendment may not be effective to grant a mortgage Lien to the Secured Parties securing the Obligations in the same amount as on the Closing Date, (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or any demand for payment thereunder and (iii) all reasonable out-of-pocket costs and expenses of the Administrative Agent, any Issuing Bank or any Lender (including, without limitation, the reasonable fees, charges and disbursements of legal counsel) in connection with the enforcement or protection of any such Person’s rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the reasonable fees, charges and disbursements of legal counsel shall be limited to the reasonable fees, charges and disbursements of (x) one primary outside counsel and one local counsel in each applicable jurisdiction not covered by the primary outside counsel for the Administrative Agent and its Affiliates, and (y) solely in circumstances in which there is an actual or potential conflict of interest between the Administrative Agent and/or its Affiliates and one or more of the Lenders, one additional counsel for all similarly situated Lenders and one local counsel in each applicable jurisdiction not covered by the primary counsel for such Lenders.

(b)                                 The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Sole Lead Arranger, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (which, in the case of counsel, shall be limited to the reasonable and documented fees, charges and disbursements of (x) one primary counsel and one local counsel in each applicable jurisdiction not covered by the primary counsel for the Indemnitees, and (y) solely in circumstances in which there is an actual or potential conflict of interest between the Administrative Agent and one or more of the other Indemnitees, one additional primary counsel and one local counsel in each applicable jurisdiction not covered by the primary counsel for such Indemnitees), incurred by, or asserted against, any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, the Commitment Letter or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any claim asserted against an Indemnitee arising from any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability otherwise arising in any way from the operations or, acts or omissions of the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or (B) a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet website, except as a result of such Indemnitee’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Sole Lead Arranger, any Issuing Bank or the Swingline Lender under subsection (a), or (b) hereof, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or Revolving Credit Exposure, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

(d)                                 To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

(e)                                  All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.4.                         Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (in each case, other than a Defaulting Lender), no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 with respect to Revolving Loans and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender (in each case other than a Defaulting Lender);

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender (in each case other than a Defaulting Lender); and

(C)                               the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), and the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments, in each case unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender (in each case other than a Defaulting Lender).

(iv)                              Assignment and Acceptance.  The parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement platform or manually, if previously confirmed, together with a processing and recordation fee of $3,500 unless waived in the sole discretion of the Administrative Agent, (B) deliver an Administrative Questionnaire unless the assignee is already a Lender and (C) deliver the documents required under Section 2.19.

(v)                                 No Assignment to the certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any

Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17, 2.18, 2.19 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.  If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower.

(c)                                  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.  In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees” vis-à-vis the Lenders.

(d)                                 Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Lender or the Issuing Bank, sell participations to any Person (other than a natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest (other than Default Interest) on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) change Section 2.20(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 10.2(b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (vi) release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations; or (vii) release all or substantially all collateral (if any) securing any of the Obligations.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of, and subject to the obligations under, Section 2.17, Section 2.18, and Section 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to Section 2.23 as though it were a Lender.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.20 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”).  The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The Borrower and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender)

solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code.

(e)                                  A Participant shall not be entitled to receive any greater payment under Section 2.17, Section 2.18 and Section 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and acknowledgement of such greater payment.  A Participant shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.19 as though it were a Lender.

(f)                                   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5.                         Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(b)                                 The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or such New York state court or, to the extent permitted by applicable law, such appellate court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)                                  Each of the parties hereto irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.6.                         WAIVER OF JURY TRIAL.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7.                         Right of Set-off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and each Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or such Issuing Bank, as the case may be, irrespective of whether such Lender or such Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.25(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender and each Issuing Bank agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender or such Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application.  Each Lender and each Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender or such Issuing Bank.

Section 10.8.                         Counterparts; Integration.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.  Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.9.                         Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.17, 2.18, 2.19, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.10.                  Severability.  Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11.                  Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Borrower or any of its Subsidiaries or any of their respective businesses, provided to it by the Borrower or any of its Subsidiaries, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, any such Issuing Bank or any such Lender including, without limitation, accountants, legal counsel and other advisors who need to know such information in connection with the Transactions and either have a legal obligation or agree to keep such information confidential, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such disclosing party agrees to inform the Borrower reasonably promptly thereof and prior to such disclosure to the extent not prohibited by law, rule or regulation), (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency in connection with a rating of the Credit Facility, (viii) to the CUSIP Service Bureau or any similar organization, or (ix) with the prior written consent of the Borrower.  Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.  In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section shall govern.

Section 10.12.                  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

Section 10.13.                  Waiver of Effect of Corporate Seal.  The Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by the Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 10.14.                  Patriot Act.  The Administrative Agent and each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

Section 10.15.                  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.16.                  Amendment and Restatement.

(a)                                 Fund A Credit Agreement.  On the Closing Date (i) this Agreement renews and extends (and does not release or novate) the indebtedness and obligations outstanding under the Fund A Credit Agreement, (ii) the commitments under the Fund A Credit Agreement are renewed and replaced by the commitments to the Borrower hereunder and all other covenants and provisions of the Fund A Credit Agreement are terminated, except provisions that expressly survive such termination pursuant to the terms of the Fund A Credit Agreement, including indemnification provisions, (iii) except as otherwise provided in this Agreement, all Liens and guarantee agreements securing or benefiting the commitments, obligations and liabilities under the Fund A Credit Agreement shall continue and shall secure and benefit the Loans and other obligations and liabilities of the Loan Parties under this Agreement, (iv) the Collateral Documents delivered pursuant to this Agreement shall amend and restate the Liens securing or benefiting the commitments, obligations and liabilities under the Fund A Credit Agreement whether or not any such Collateral Document so expressly states, and (v) this Agreement shall amend and restate the guarantees securing or benefiting the commitments, obligations and liabilities under the Fund A Credit Agreement.

(b)                                 Fund D Credit Agreement.  On the Closing Date (i) this Agreement renews and extends (and does not release or novate) the indebtedness and obligations outstanding under the Fund D Credit Agreement, (ii) the commitments under the Fund D Credit Agreement are renewed and replaced by the commitments to the Borrower hereunder and all other covenants and provisions of the Fund D Credit Agreement are terminated, except provisions that expressly survive such termination pursuant to the terms of the Fund D Credit Agreement, including indemnification provisions, (iii) except as otherwise provided in this Agreement, all Liens and guarantee agreements securing or benefiting the commitments, obligations and liabilities under the Fund D Credit Agreement shall continue and shall secure and benefit the Loans and other obligations and liabilities of the Loan Parties under this Agreement, (iv) the Collateral Documents delivered pursuant to this Agreement shall amend and restate the Liens securing or benefiting the commitments, obligations and liabilities under the Fund D Credit Agreement whether or not any such Collateral Document so expressly states, and (v) this Agreement shall amend and restate the guarantees securing or benefiting the commitments, obligations and liabilities under the Fund D Credit Agreement.

Section 10.17.                  No General Partner’s Liability for Facility.  It is hereby understood and agreed that the General Partner shall have no personal liability, as general partner or otherwise, for the payment of any amount owing or to be owing hereunder or under any other Loan Document with respect to the Commitments, Loans or Letters of Credit.  In furtherance of the foregoing, the Administrative Agent, the Issuing Banks and the Lenders agree for themselves and their respective successors and assigns that no claim arising against the Borrower or any of the other Loan Parties under any Loan Document with respect to the Commitments, Loans or Letters of Credit shall be asserted against the General Partner (in its individual capacity), any claim arising against the Borrower or any of the other Loan Parties under any Loan Document with respect to the Commitments, Loans or Letters of Credit shall be made only against and shall be limited to the assets of the Borrower and the other Loan Parties, and no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement or any of the other Loan Documents with respect to the Commitments, Loans or Letters of Credit shall be obtained or enforced against the General Partner (in its individual capacity) or its assets for the purpose of obtaining satisfaction and payment of the Obligations with respect to the Commitments, Loans or Letters of Credit or any claims arising under this Agreement or any other Loan Document with respect to the Commitments, Loans or Letters of Credit, any right to proceed against the General Partner individually or its respective assets being hereby expressly waived by the Administrative Agent, the Issuing Banks and the Lenders for themselves and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LANDMARK INFRASTRUCTURE OPERATING COMPANY LLC, as Borrower

By: LANDMARK INFRASTRUCTURE PARTNERS LP, its sole member

By: LANDMARK INFRASTRUCTURE PARTNERS GP LLC, its general partner

By:
George Doyle, Chief Financial Officer

Signature Page to
Revolving Credit Agreement

LANDMARK INFRASTRUCTURE PARTNERS LP, as the MLP

By: LANDMARK INFRASTRUCTURE PARTNERS GP LLC, its general partner

By:
George Doyle, Chief Financial Officer

Signature Page to
Revolving Credit Agreement

SUNTRUST BANK,
as Administrative Agent, as an Issuing Bank, as Swingline Lender and as a Lender

By:
Name:
Title:

Signature Page to
Revolving Credit Agreement

TEXAS CAPITAL BANK, N.A.
as a Lender

By:
Name:
Title:

Signature Page to
Revolving Credit Agreement

CADENCE BANK, N.A.
as a Lender

By:
Name:
Title:

Signature Page to
Revolving Credit Agreement

VIEWPOINT BANK, N.A.
as a Lender

By:
Name:
Title:

Signature Page to
Revolving Credit Agreement

GREEN BANK, N.A.
as a Lender

By:
Gregory Christmann
Senior Vice President

Signature Page to
Revolving Credit Agreement

CITY NATIONAL BANK,
as a Lender

By:
Name:
Title:

Signature Page to
Revolving Credit Agreement

RAYMOND JAMES BANK, N.A.,
as a Lender

By:
Name:
Title:

Signature Page to
Revolving Credit Agreement

SCHEDULE I

Applicable Margin and Applicable Percentage

Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Applicable Percentage for Commitment Fee
2.50% per annum	1.50% per annum	0.25% per annum

SCHEDULE II

Commitment Amounts

Lender	Revolving Commitment Amount

SCHEDULE 4.5

Environmental Matters

SCHEDULE 4.14

Subsidiaries

SCHEDULE 4.16

Deposit and Disbursement Accounts]

SCHEDULE 4.19

Material Agreements

SCHEDULE 5.15

Unrestricted Subsidiaries

SCHEDULE 7.1

Existing Indebtedness

SCHEDULE 7.2

Existing Liens

SCHEDULE 7.4

Existing Investments

SCHEDULE 7.7

Affiliate Transactions

EXHIBIT 2.20A

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, Landmark Infrastructure Partners LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as an issuing bank, and as swingline lender.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT 2.20B

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, Landmark Infrastructure Partners LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as an issuing bank, and as swingline lender.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT 2.20C

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, Landmark Infrastructure Partners LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as an issuing bank, and as swingline lender.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT 2.20D

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Landmark Infrastructure Operating Company LLC, a Delaware limited liability company, Landmark Infrastructure Partners LP, a Delaware limited partnership, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent for the Lenders, as an issuing bank, and as swingline lender.

Pursuant to the provisions of Section 2.19 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (if an individual) or IRS Form W-8BEN-E (if not an individual) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]